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The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer and sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-169633-03

Subject to Completion
Preliminary Prospectus Supplement dated September 18, 2012

PROSPECTUS SUPPLEMENT
(To Prospectus dated September 29, 2010)

$            First and Refunding Mortgage Bonds,        % Series due 2042

         Duke Energy Carolinas, LLC is offering $            aggregate principal amount of First and Refunding Mortgage Bonds,        % Series due 2042 (the "Mortgage Bonds"). We will pay interest on the Mortgage Bonds at a rate of        % per year, payable semi-annually in arrears on                    and                     of each year, beginning on                    , 2013. The Mortgage Bonds will mature as to principal on                    , 2042. The Mortgage Bonds are secured by a continuing lien on certain of our properties and franchises.

         We may redeem the Mortgage Bonds at our option at any time and from time to time, in whole or in part, as described in this prospectus supplement under the caption "Description of the Mortgage Bonds—Optional Redemption." The Mortgage Bonds will also be redeemable through the operation of the Replacement Fund (as described in the accompanying prospectus under "Description of the First and Refunding Mortgage Bonds—Replacement Fund") or upon application of moneys arising from a taking of any of the mortgaged property by eminent domain or similar action at any time or from time to time at the special redemption price of 100% of their principal amount, together with accrued and unpaid interest to the redemption date. We have agreed not to apply any cash deposited with the trustee pursuant to the Replacement Fund to the redemption of the Mortgage Bonds so long as any of the First and Refunding Mortgage Bonds presently outstanding and entitled to the benefit of the Replacement Fund remain outstanding. See "Description of the First and Refunding Mortgage Bonds—Replacement Fund" in the accompanying prospectus.

         The Mortgage Bonds will not be listed on any securities exchange or included in any automated quotation system. Currently, there is no public market for the Mortgage Bonds. Please read the information provided under the caption "Description of the Mortgage Bonds" in this prospectus supplement and "Description of the First and Refunding Mortgage Bonds" in the accompanying prospectus for a more detailed description of the Mortgage Bonds.

         Investing in the Mortgage Bonds involves risks. See "Risk Factors" on page S-4 of this prospectus supplement.

	Price to Public(1)	Underwriting Discount(2)	Proceeds to Duke Energy Carolinas, LLC before expenses(1)
Per Mortgage Bond	%	%	%
Total Mortgage Bonds	$	$	$

(1)
Plus accrued interest, if any, from September     , 2012, if settlement occurs after that date.

(2)
The underwriters have agreed to make a payment to us in an amount equal to $            , including in respect of expenses incurred by us in connection with the offering. See "Underwriting."

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

         We expect the Mortgage Bonds to be ready for delivery only in book-entry form through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme, Luxembourg and Euroclear Bank S.A./N.V., on or about September     , 2012.

Joint Book-Running Managers

Barclays	RBS	Scotiabank	UBS Investment Bank

The date of this prospectus supplement is September     , 2012.

        You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus authorized by us. We have not, and the underwriters have not, authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus authorized by us is accurate as of any date other than the date of the document containing the information or such other date as may be specified therein.

Prospectus Supplement

Prospectus

i

 ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering.

        If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in or incorporated by reference in this prospectus supplement.

        It is important for you to read and consider all information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information contained in the documents to which we have referred you in "Where You Can Find More Information" in this prospectus supplement and the accompanying prospectus.

        Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to "Duke Energy Carolinas," "we," "us" and "our" or similar terms are to Duke Energy Carolinas, LLC and its subsidiaries.

ii

PROSPECTUS SUPPLEMENT SUMMARY

        The following summary is qualified in its entirety by, and should be read together with, the more detailed information that is incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. See "Where You Can Find More Information" in this prospectus supplement for information about how you can obtain the information that is incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. Investing in the Mortgage Bonds involves risks. See "Risk Factors" in this prospectus supplement.

 Duke Energy Carolinas, LLC

        Duke Energy Carolinas, a wholly-owned subsidiary of Duke Energy Corporation, generates, transmits, distributes and sells electricity. Its service area covers approximately 24,000 square miles with an estimated population of approximately 6.8 million in central and western North Carolina and western South Carolina. Duke Energy Carolinas supplies electric service to more than 2.4 million residential, commercial and industrial customers over 101,700 miles of distribution lines and a 13,100 mile transmission system.

        We are a North Carolina limited liability company. The address of our principal executive offices is 526 South Church Street, Charlotte, North Carolina 28202. Our telephone number is (704) 382-3853.

        The foregoing information about Duke Energy Carolinas is only a general summary and is not intended to be comprehensive. For additional information about Duke Energy Carolinas, you should refer to the information described under the caption "Where You Can Find More Information" in this prospectus supplement.

The Offering

Issuer	Duke Energy Carolinas, LLC
Security Offered	We are offering $ aggregate principal amount of First and Refunding Mortgage Bonds, % Series due 2042.
Maturity	The Mortgage Bonds will mature on , 2042.
Interest Rate	% per year
Interest Payment Dates	Interest on the Mortgage Bonds will be payable semi-annually in arrears on and of each year, beginning on , 2013.
Ranking

The Mortgage Bonds are First and Refunding Mortgage Bonds of Duke Energy Carolinas, LLC. All of the outstanding First and Refunding Mortgage Bonds are equally and ratably secured without preference, priority or distinction.

Collateral

The Mortgage Bonds are secured by a lien that covers substantially all of our properties, real, personal and mixed, and our franchises, including properties acquired after the date of the mortgage, as supplemented, governing the Mortgage Bonds.

Certain Covenants

The Mortgage, which is described in this prospectus supplement under the caption "Description of the Mortgage Bonds," contains certain covenants that, among other things, limit our ability and the ability of certain of our subsidiaries to create liens on our assets. See "Description of the Mortgage Bonds" in this prospectus supplement and "Description of the First and Refunding Mortgage Bonds" in the accompanying prospectus.

Optional Redemption

At any time before six months prior to maturity, we will have the right to redeem the Mortgage Bonds, in whole or in part and from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the Mortgage Bonds being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on such Mortgage Bonds being redeemed (exclusive of interest accrued to the redemption date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus        basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to such redemption date. At any time on or after six months prior to maturity, we will have the right to redeem the Mortgage Bonds, in whole or in part and from time to time, at a redemption price equal to 100% of the principal amount of the Mortgage Bonds being redeemed plus accrued and unpaid interest on the principal amount being redeemed to such redemption date. See "Description of the Mortgage Bonds—Optional Redemption."

The Mortgage Bonds will also be redeemable through the operation of the Replacement Fund or upon application of moneys arising from a taking of any of the underlying mortgaged property by eminent domain or similar action at any time or from time to time at the special redemption price of 100% of their principal amount, together with accrued and unpaid interest to the redemption date. We have agreed not to apply any cash deposited with the trustee pursuant to the Replacement Fund to the redemption of the Mortgage Bonds so long as any of the First and Refunding Mortgage Bonds presently outstanding and entitled to the benefit of the Replacement Fund remain outstanding. See "Description of the First and Refunding Mortgage Bonds—Replacement Fund" in the accompanying prospectus.

No Sinking Fund	There is no sinking fund for the Mortgage Bonds.

Use of Proceeds

The net proceeds from the sale of the Mortgage Bonds, after deducting the underwriting discount and related offering expenses and giving effect to the underwriters' payment to us, will be approximately $            million. The net proceeds from the sale of the Mortgage Bonds will be used to fund capital expenditures for our ongoing construction program and for general company purposes, including repayment at maturity of our $400 million 5.625% Senior Notes due November 30, 2012 and our $20 million 1999 Series Pollution Control Bonds due October 1, 2012.

Book-Entry

The Mortgage Bonds will be represented by one or more global securities registered in the name of and deposited with or on behalf of The Depository Trust Company ("DTC") or its nominee. Beneficial interests in the Mortgage Bonds will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the global securities through either DTC in the United States or Clearstream Banking, société anonyme, Luxembourg ("Clearstream, Luxembourg") or Euroclear Bank S.A./N.V., as operator of the Euroclear System (the "Euroclear System") in Europe if they are participants in those systems, or indirectly through organizations which are participants in those systems. This means that you will not receive a certificate for your Mortgage Bonds and Mortgage Bonds will not be registered in your name, except under certain limited circumstances described under the caption "Book-Entry System."

Trustee	The Bank of New York Mellon Trust Company, N.A.

RISK FACTORS

        You should carefully consider the risk factors that are incorporated by reference herein from the section captioned "Risk Factors" in our annual report on Form 10-K for the year ended December 31, 2011, together with all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

        This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on our management's beliefs and assumptions and on information currently available to us. These forward-looking statements are identified by terms and phrases such as "anticipate," "believe," "intend," "estimate," "expect," "continue," "should," "could," "may," "plan," "project," "predict," "will," "potential," "forecast," "target," "guidance," "outlook," and similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to:

  •
  State and federal legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements, as well as rulings that affect cost and investment recovery or have an impact on rate structures;

  •
  The ability to recover eligible costs and earn an adequate return on investment through the regulatory process;

  •
  The ability to maintain relationships with customers, employees or suppliers following the stock-for-stock merger of our parent corporation, Duke Energy Corporation, with Progress Energy, Inc. ("Progress Energy"), pursuant to which Progress Energy became a subsidiary of Duke Energy Corporation;

  •
  The ability to successfully integrate the Progress Energy businesses and realize cost savings and any other synergies expected from the merger;

  •
  The risk that the credit ratings of Duke Energy Carolinas or its subsidiaries may be different from what we expect;

  •
  The impact of compliance with material restrictions or conditions related to the Progress Energy merger imposed by regulators could exceed our expectations;

  •
  Costs and effects of legal and administrative proceedings, settlements, investigations and claims;

  •
  Industrial, commercial and residential growth or decline in our service territories, customer base or customer usage patterns;

  •
  Additional competition in electric markets and continued industry consolidation;

  •
  The influence of weather and other natural phenomena on our operations, including the economic, operational and other effects of storms, hurricanes, droughts and tornados;

  •
  The ability to recover, in a timely manner, if at all, costs associated with future significant weather events through the regulatory process;

  •
  The impact on our facilities and business from a terrorist attack;

  •
  The inherent risks associated with the operation and potential construction of nuclear facilities, including environmental, health, safety, regulatory and financial risks;

  •
  The timing and extent of changes in commodity prices and interest rates;

  •
  Unscheduled generation outages, unusual maintenance or repairs and electric transmission system constraints;

  •
  The performance of electric generation facilities;

  •
  The results of financing efforts, including our ability to obtain financing on favorable terms, which can be affected by various factors, including our credit ratings and general economic conditions;

  •
  Declines in the market prices of equity securities and resultant cash funding requirements of Duke Energy Carolinas for Duke Energy Corporation's defined benefit pension plans and nuclear decommissioning trust funds;

  •
  The level of creditworthiness of counterparties to our transactions;

  •
  Employee workforce factors, including the potential inability to attract and retain key personnel;

  •
  Growth in opportunities for our business, including the timing and success of efforts to develop power and other projects;

  •
  Construction and development risks associated with the completion of our capital investment projects in existing and new generation facilities, including risks related to financing, obtaining and complying with terms of permits, meeting construction budgets and schedules, and satisfying operating and environmental performance standards, as well as the ability to recover costs from customers in a timely manner or at all; and

  •
  The effect of accounting pronouncements issued periodically by accounting standard-setting bodies.

        In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus might not occur or might occur to a different extent or at a different time than we have described. You should not put undue reliance on any forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RATIOS OF EARNINGS TO FIXED CHARGES

        The ratios of earnings to fixed charges have been calculated using the Securities and Exchange Commission guidelines.

		Year Ended December 31,
	Six Months Ended June 30, 2012
		2011	2010	2009	2008	2007
	(dollars in millions)
Earnings (as defined for the fixed charges calculation)
Add:
Pretax income from continuing operations	$753	$1,306	$1,295	$1,080	$1,065	$1,014
Fixed charges	231	450	464	412	402	329
Deduct:
Interest capitalized(a)	35	76	83	65	46	22

Total earnings (as defined for the fixed charges calculation)	$949	$1,680	$1,676	$1,427	$1,421	$1,321

Fixed charges:
Interest on debt, including capitalized portions(a)	$225	$437	$446	$395	$376	$314
Estimate of interest within rental expense	6	13	18	17	26	15
Total fixed charges	$231	$450	$464	$412	$402	$329

Ratio of earnings to fixed charges	4.1	3.7	3.6	3.5	3.5	4.0

(a)
Excludes the equity costs related to Allowance for Funds Used During Construction that are included in Other Income and Expenses in our Condensed Consolidated Statements of Operations.

USE OF PROCEEDS

        The net proceeds from the sale of the Mortgage Bonds, after deducting the underwriting discount and related offering expenses and giving effect to the underwriters' payment to us, will be approximately $             million. The net proceeds from the sale of the Mortgage Bonds will be used to fund capital expenditures for our ongoing construction program and for general company purposes, including repayment at maturity of our $400 million 5.625% Senior Notes due November 30, 2012 and our $20 million 1999 Series Pollution Control Bonds due October 1, 2012. The interest rate on the 1999 Series Pollution Control Bonds due October 1, 2012 is a variable rate, subject to daily reset, and such interest rate was 0.25% as of August 31, 2012.

 DESCRIPTION OF THE MORTGAGE BONDS

        We will issue the Mortgage Bonds as a series of First and Refunding Mortgage Bonds under our First and Refunding Mortgage, dated as of December 1, 1927, to The Bank of New York Mellon Trust Company, N.A., as Trustee, as supplemented and amended from time to time, including by the Ninety-fifth Supplemental Indenture (the "Ninety-fifth Supplemental Indenture"), to be dated as of September     , 2012. The First and Refunding Mortgage is sometimes called the "Mortgage" in this prospectus supplement. The term "Bonds" refers to all mortgage bonds from time to time issued under the Mortgage, including the Mortgage Bonds. The trustee under the Mortgage is sometimes called the "Bond Trustee" in this prospectus supplement. The following description of the Mortgage Bonds is only a summary and is not intended to be comprehensive. For additional information, you should refer to the accompanying prospectus and to the Mortgage, which is an exhibit to the registration statement, of which the accompanying prospectus is a part.

General

        The Mortgage Bonds will be issued under the Mortgage. The Mortgage Bonds being offered hereby will be issued in the aggregate principal amount of $        . The amount of Bonds that we may issue under the Mortgage is unlimited subject to the provisions described in the accompanying prospectus under "Description of the First and Refunding Mortgage Bonds—Issuance of Additional Bonds." We may, without the consent of the holders of a series of Bonds, reopen such series of Bonds (including the Mortgage Bonds) and issue additional Bonds of such series under the Mortgage in addition to the Bonds of such series originally authorized. We may reopen the Mortgage Bonds only if the additional Bonds of such series to be issued are fungible for United States federal income tax purposes with the Mortgage Bonds as originally authorized.

        We will issue the Mortgage Bonds only in fully registered form without coupons and there will be no service charge for any transfers and exchanges of the Mortgage Bonds. We may, however, require payment to cover any stamp tax or other governmental charge payable in connection with any transfer or exchange. Transfers and exchanges of the Mortgage Bonds may be made at The Bank of New York Mellon Trust Company, N.A., 101 Barclay Street, New York, New York 10286 or at any other office maintained by us for such purpose.

        The Mortgage Bonds will be issuable in denominations of $2,000 and multiples of $1,000 in excess thereof.

Interest

        The Mortgage Bonds will mature on            , 2042. Interest on the Mortgage Bonds will accrue at the rate of      % per year from September     , 2012 or from the most recent interest payment date to which interest on the Mortgage Bonds has been paid or provided for. We will make each interest payment on the Mortgage Bonds semi-annually in arrears on            and            of each year, commencing            , 2013, to each holder of record at the close of business on the            and            (whether or not a business day) preceding the applicable interest payment date until the relevant principal amount has been paid or made available for payment. Interest on the Mortgage Bonds will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Optional Redemption

        At any time before six months prior to maturity, we will have the right to redeem the Mortgage Bonds, in whole or in part and from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the Mortgage Bonds being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on such Mortgage Bonds (exclusive of interest accrued to the redemption date), discounted to the redemption date on a

semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus      basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to such redemption date.

        At any time on or after six months prior to maturity, we will have the right to redeem the Mortgage Bonds, in whole or in part and from time to time, at a redemption price equal to 100% of the principal amount of the Mortgage Bonds being redeemed plus accrued and unpaid interest on the principal amount being redeemed to such redemption date.

        For purposes of these redemption provisions, the following terms have the following meanings:

        "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the Mortgage Bonds to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Mortgage Bonds.

        "Comparable Treasury Price" means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

        "Quotation Agent" means one of the Reference Treasury Dealers appointed by us.

        "Reference Treasury Dealer" means each of Barclays Capital Inc., RBS Securities Inc., The Bank of Nova Scotia, New York Agency (an affiliate of Scotia Capital (USA) Inc.), and UBS Securities LLC, plus one other financial institution appointed by us at the time of any redemption, or their respective affiliates or successors, each of which is a primary U.S. Government securities dealer in the United States (a "Primary Treasury Dealer"); provided, however, that if any of the foregoing or their affiliates or successors shall cease to be a Primary Treasury Dealer, we shall substitute therefor another Primary Treasury Dealer.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

        "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        The Mortgage Bonds will also be redeemable through the operation of the Replacement Fund or upon application of moneys arising from a taking of any of the underlying mortgaged property by eminent domain or similar action at any time or from time to time at the special redemption price of 100% of their principal amount, together with accrued and unpaid interest up to, but not including, the redemption date. We have agreed not to apply any cash deposited with the Bond Trustee pursuant to the Replacement Fund to the redemption of the Mortgage Bonds so long as any of the First and Refunding Mortgage Bonds presently outstanding and entitled to the benefit of the Replacement Fund remain outstanding.

Redemption Procedures

        We will provide not less than 30 nor more than 60 days' notice mailed to each registered holder of the Mortgage Bonds to be redeemed. If the redemption notice is given and funds deposited as required, then interest will cease to accrue on and after the redemption date on the Mortgage Bonds or portions of such Mortgage Bonds called for redemption. In the event that any redemption date is not a business day, we will pay the redemption price on the next business day without any interest or other payment due to the delay.

Release Provisions

        The Mortgage permits us to dispose of certain property and to take other actions without the Bond Trustee releasing that property. The Mortgage also permits the release of mortgaged property if we deposit cash or other consideration equal to the value of the mortgaged property to be released. In certain events and within certain limitations, the Bond Trustee is required to pay out cash that the Bond Trustee receives—other than for the Replacement Fund or as the basis for issuing Bonds—upon Duke Energy Carolinas' application.

        We may withdraw cash that we deposited with the Bond Trustee as the basis for issuing Bonds in an amount equal to the principal amount of any Bonds that we are entitled to have authenticated and delivered on the basis of additional property (electric), on the basis of Bonds previously authenticated and delivered or on the basis of refundable prior lien bonds.

Security

        The Mortgage creates a continuing lien to secure the payment of principal and interest on the Bonds. All the Bonds are equally and ratably secured without preference, priority or distinction. With some exceptions, the lien of the Mortgage covers substantially all of our properties, real, personal and mixed, and our franchises, including properties acquired after the date of the Mortgage. Those exceptions include cash, accounts receivable, inventories of materials and supplies, merchandise held for sale, securities that we hold, after-acquired property not useful in our electric business and after-acquired franchises not useful for the properties subject to the lien of the Mortgage.

        We have not made any appraisal of the value of the properties subject to the lien of the Mortgage. The value of the properties in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. In the event of liquidation, if the proceeds were not sufficient to repay amounts under all of the Bonds then outstanding, then holders of the Bonds, to the extent not repaid from the proceeds of the sale of the collateral, would only have an unsecured claim against our remaining assets. As of June 30, 2012, we had total senior secured indebtedness of approximately $6.6 billion and total senior unsecured indebtedness of approximately $2.0 billion.

        The lien of the Mortgage is subject to certain permitted liens and to liens that exist upon properties that we acquired after we entered into the Mortgage to the extent of the amounts of prior lien bonds secured by those properties (not, however, exceeding 75% of the cost or value of those properties) and additions to those properties. "Prior lien bonds" are bonds or other indebtedness that are secured at the time of acquisition by a lien upon property that we acquire after the date of the Mortgage that becomes subject to the lien of the Mortgage.

Amendments of the Mortgage

        Subject to some exceptions, we may amend the Mortgage with the consent of the holders of 66 2/3% in principal amount of the Bonds and we may amend the Mortgage for the benefit of the holders of Mortgage Bonds offered hereby without the consent of the holders of such Mortgage Bonds. No amendment, however, which requires holder consent as aforesaid, may affect the rights under the Mortgage of the holders of less than all of the series of Bonds outstanding unless the holders of 66 2/3% in principal amount of the Bonds of each series affected consent to the amendment. The covenants included in the Ninety-fifth Supplemental Indenture for the Mortgage Bonds offered hereby are solely for the benefit of the holders of such Mortgage Bonds offered pursuant to this prospectus supplement.

Events of Default

        The Bond Trustee may, and at the written request of the holders of a majority in principal amount of the outstanding Bonds will, declare the principal of all outstanding Bonds due when any event of default under the Mortgage occurs. The holders of a majority in principal amount of the outstanding Bonds may, however, waive the default and rescind the declaration if we cure the default. We provide a statement from an officer each year to the Bond Trustee stating whether we have complied with the covenants of the Mortgage.

Concerning the Bond Trustee

        The Bank of New York Mellon Trust Company, N.A. is the Bond Trustee. Duke Energy Carolinas and some of its affiliates have banking relationships with The Bank of New York Mellon, an affiliate of the Bond Trustee. The Bank of New York Mellon Trust Company, N.A. or its affiliate also serves as trustee or agent under other indentures and agreements pursuant to which securities of Duke Energy Carolinas and of some of its affiliates are outstanding.

        The Bond Trustee is under no obligation to exercise any of its powers at the request of any of the holders of the Bonds unless the holders thereof have offered to the Bond Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities it might incur as a result. The holders of a majority in principal amount of the Bonds outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Bond Trustee, or the exercise of any trust or power of the Bond Trustee. The Bond Trustee will not be liable for any action that it takes or omits to take in good faith in accordance with any such direction.

U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

        The following discussion summarizes the material U.S. federal income tax considerations relevant to the acquisition, ownership and disposition of the Mortgage Bonds, and does not purport to be a complete analysis of all potential U.S. federal income tax considerations. This discussion only applies to Mortgage Bonds that are held as capital assets, within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), and that are purchased in the initial offering at the initial offering price by Non-U.S. Holders (as defined below). This summary is based on the Code, administrative pronouncements, judicial decisions and regulations of the Treasury Department, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein. This discussion does not describe all of the U.S. federal income tax considerations that may be relevant to Non-U.S. Holders in light of their particular circumstances or to Non-U.S. Holders subject to special rules, such as certain financial institutions, tax-exempt organizations, insurance companies, traders or dealers in securities or commodities, persons holding Mortgage Bonds as part of a hedge or other integrated transaction, or certain former citizens or residents of the United States. Persons considering the purchase of Mortgage Bonds are urged to consult their tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Furthermore, this discussion does not describe the effect of U.S. federal estate and gift tax laws or the effect of any applicable foreign, state or local laws.

        We have not and will not seek any rulings or opinions from the Internal Revenue Service (the "IRS") with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the acquisition, ownership or disposition of the Mortgage Bonds or that any such position would not be sustained.

        Prospective investors should consult their own tax advisors with regard to the application of the U.S. federal income tax considerations discussed below to their particular situations as well as the application of any state, local, foreign or other tax laws, including gift and estate tax laws.

        For purposes of this summary, a "Non-U.S. Holder" means a beneficial owner of a Mortgage Bond that, for U.S. federal income tax purposes, is not (i) an individual that is a citizen or resident of the United States; (ii) a corporation or other entity treated as a corporation for U.S. federal income tax purposes that is created or organized under the laws of the United States, any State thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (A) a court within the United States is able to exercise primary control over its administration and one or more United States persons (as defined in the Code) have the authority to control all substantial decisions of such trust, or (B) the trust has made an election under the applicable Treasury regulations to be treated as a United States person.

        If a partnership, or other entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds Mortgage Bonds, the tax treatment of a partner in such a partnership will generally depend upon the status of the partner and the activities of the partnership. Partners in a partnership holding Mortgage Bonds should consult their tax advisor as to the particular U.S. federal income tax considerations relevant to the acquisition, ownership and disposition of the Mortgage Bonds applicable to them.

Interest

        A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on payments of interest on the Mortgage Bonds provided that such Non-U.S. Holder (A) does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of our or Duke Energy Corporation's stock entitled to vote, (B) is not a controlled foreign corporation that is related to us or Duke Energy Corporation directly or constructively through stock ownership, (C) is not a bank receiving such interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, and (D) satisfies certain certification requirements. Such certification requirements will be met if (x) the Non-U.S. Holder provides its name and address, and certifies on an IRS Form W-8BEN (or a substantially similar form), under penalties of perjury, that it is not a United States person or (y) a securities clearing organization or certain other financial institutions holding the Mortgage Bonds on behalf of the Non-U.S. Holder certifies on IRS Form W-8IMY, under penalties of perjury, that such certification has been received by it and furnishes us or our paying agent with a copy thereof. In addition, we or our paying agent must not have actual knowledge or reason to know that the beneficial owner of the Mortgage Bonds is a United States person.

        If interest on the Mortgage Bonds is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States, but such Non-U.S. Holder does not satisfy the other requirements outlined in the preceding paragraph, interest on the Mortgage Bonds generally will be subject to U.S. withholding tax at a 30% rate (or lower applicable treaty rate).

        If interest on the Mortgage Bonds is effectively connected with the conduct by a Non-U.S. Holder of a trade or business within the United States, and, if certain tax treaties apply, is attributable to a permanent establishment or fixed base within the United States, the Non-U.S. Holder generally will be subject to U.S. federal income tax on a net income basis at the rate applicable to United States persons generally (and, with respect to corporate holders, may also be subject to a 30% branch profits tax or a lower applicable treaty rate). If interest is subject to U.S. federal income tax on a net income basis in accordance with these rules, such interest payments will not be subject to U.S. withholding tax so long as the Non-U.S. Holder provides us or our paying agent with the appropriate documentation (generally an IRS Form W-8ECI).

Sale or Other Taxable Disposition of the Mortgage Bonds

        A Non-U.S. Holder generally will not be subject to U.S. federal withholding tax with respect to gain, if any, recognized on the sale or other taxable disposition of the Mortgage Bonds. A Non-U.S. Holder will also generally not be subject to U.S. federal income tax with respect to such gain, unless (i) the gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States, and, if certain tax treaties apply, is attributable to a permanent establishment or fixed base within the United States, or (ii) in the case of a Non-U.S. Holder that is a nonresident alien individual, such Non-U.S. Holder is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are satisfied. In the case described in (i) above, gain or loss recognized on the disposition of such Mortgage Bonds generally will be subject to U.S. federal income taxation in the same manner as if such gain or loss were recognized by a United States person, and, in the case of a Non-U.S. Holder that is a foreign corporation, may also be subject to the branch profits tax at a rate of 30% (or a lower applicable treaty rate). In the case described in (ii) above, the Non-U.S. Holder will be subject to a 30% tax on any capital gain recognized on the disposition of the Mortgage Bonds (after being offset by certain U.S. source capital losses).

Information Reporting and Backup Withholding

        Information returns will be filed annually with the IRS in connection with payments we make on the Mortgage Bonds. Copies of these information returns may also be made available under the provisions of a specific tax treaty or other agreement to the tax authorities of the country in which the Non-U.S. Holder resides. Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a United States person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition, and the Non-U.S. Holder may be subject to backup withholding tax (currently at a rate of 28%) on payments on the Mortgage Bonds or on the proceeds from a sale or other disposition of the Mortgage Bonds. The certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid the backup withholding tax as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder's U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS in a timely manner.

BOOK-ENTRY SYSTEM

        We have obtained the information in this section concerning The Depository Trust Company, or DTC, and its book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

        The Mortgage Bonds initially will be represented by one or more fully registered global securities. Each global security will be deposited with, or on behalf of, DTC or any successor thereto and registered in the name of Cede & Co., DTC's nominee.

        Investors may elect to hold interests in the global Mortgage Bonds through either DTC in the United States or Clearstream, Luxembourg or the Euroclear System in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream, Luxembourg and the Euroclear System will hold interests on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and the Euroclear System's names on the books of their respective depositaries, which in turn will hold such interests in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A. will act as depositary for the Euroclear System (in such capacities, the "U.S. Depositaries").

        You may hold your interests in a global security in the United States through DTC, either as a participant in such system or indirectly through organizations which are participants in such system. So long as DTC or its nominee is the registered owner of the global securities representing the Mortgage Bonds, DTC or such nominee will be considered the sole owner and holder of the Mortgage Bonds for all purposes of the Mortgage Bonds and the Mortgage. Except as provided below, owners of beneficial interests in the Mortgage Bonds will not be entitled to have the Mortgage Bonds registered in their names, will not receive or be entitled to receive physical delivery of the Mortgage Bonds in definitive form and will not be considered the owners or holders of the Mortgage Bonds under the Mortgage, including for purposes of receiving any reports that we or the Bond Trustee deliver pursuant to the Mortgage. Accordingly, each person owning a beneficial interest in a Mortgage Bond must rely on the procedures of DTC or its nominee and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of Mortgage Bonds.

        Unless and until we issue the Mortgage Bonds in fully certificated form under the limited circumstances described below under the heading "—Certificated Mortgage Bonds":

  •
  you will not be entitled to receive physical delivery of a certificate representing your interest in the Mortgage Bonds;

  •
  all references in this prospectus supplement or in the accompanying prospectus to actions by holders will refer to actions taken by DTC upon instructions from its direct participants; and

  •
  all references in this prospectus supplement or the accompanying prospectus to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of the Mortgage Bonds, for distribution to you in accordance with DTC procedures.

The Depository Trust Company

        DTC will act as securities depositary for the Mortgage Bonds. The Mortgage Bonds will be issued as fully registered securities registered in the name of Cede & Co. DTC is:

  •
  a limited-purpose trust company organized under the New York Banking Law;

  •
  a "banking organization" under the New York Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" under the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934.

        DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants' accounts, thereby eliminating the need for physical movement of securities certificates.

        Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC in turn is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation and Emerging Markets Clearing Corporation (which are also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the Financial Industry Regulatory Authority, Inc. Access to the DTC system is also available to indirect participants such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

        If you are not a direct participant or an indirect participant and you wish to purchase, sell or otherwise transfer ownership of, or other interests in the Mortgage Bonds, you must do so through a direct participant or an indirect participant. DTC agrees with and represents to DTC participants that it will administer its book-entry system in accordance with its rules and by-laws and requirements of law. The SEC has on file a set of the rules applicable to DTC and its direct participants.

        Purchases of the Mortgage Bonds under DTC's system must be made by or through direct participants, which will receive a credit for the Mortgage Bonds on DTC's records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which such beneficial owners entered into the transaction. Transfers of ownership interests in the Mortgage Bonds are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive physical delivery of certificates representing their ownership interests in the Mortgage Bonds, except as provided below in "—Certificated Mortgage Bonds."

        To facilitate subsequent transfers, all Mortgage Bonds deposited with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of Mortgage Bonds with DTC and their registration in the name of Cede & Co. has no effect on beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Mortgage Bonds. DTC's records reflect only the identity of the direct participants to whose accounts such Mortgage Bonds are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Book-Entry Format

        Under the book-entry format, the Bond Trustee will pay interest and principal payments to Cede & Co., as nominee of DTC. DTC will forward the payment to the direct participants, who will then forward the payment to the indirect participants or to the beneficial owners. You may experience some delay in receiving your payments under this system.

        DTC is required to make book-entry transfers on behalf of its direct participants and is required to receive and transmit payments of principal, premium, if any, and interest on the Mortgage Bonds. Any direct participant or indirect participant with which you have an account is similarly required to make book-entry transfers and to receive and transmit payments with respect to Mortgage Bonds on your behalf. We and the Bond Trustee have no responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Mortgage Bonds or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        The Bond Trustee will not recognize you as a holder of any Mortgage Bonds under the Mortgage and you can only exercise the rights of a holder indirectly through DTC and its direct participants. DTC has advised us that it will only take action regarding a Mortgage Bond if one or more of the direct participants to whom the Mortgage Bond is credited direct DTC to take such action. DTC can only act on behalf of its direct participants. Your ability to pledge Mortgage Bonds to indirect participants, and to take other actions, may be limited because you will not possess a physical certificate that represents your Mortgage Bonds.

Certificated Mortgage Bonds

        Unless and until they are exchanged, in whole or in part, for Mortgage Bonds in definitive form in accordance with the terms of the Mortgage Bonds, the Mortgage Bonds may not be transferred except as a whole by DTC to a nominee of DTC; as a whole by a nominee of DTC to DTC or another nominee of DTC; or as a whole by DTC or a nominee of DTC to a successor of DTC or a nominee of such successor.

        We will issue Mortgage Bonds to you or your nominees, in fully certificated registered form, rather than to DTC or its nominees, only if:

  •
  DTC notifies us that it is unwilling or unable to continue as depository or DTC is no longer a registered clearing agency under the Securities Exchange Act of 1934, and we are unable to appoint a qualified successor within 90 days;

  •
  an event of default has occurred and is continuing with respect to the Mortgage Bonds; or

  •
  we, at our option, and subject to DTC's procedures, elect to effect an exchange of global securities for Mortgage Bonds issued to you or your nominees.

        If any of the above events occurs, DTC is required to notify all direct participants that Mortgage Bonds in fully certificated registered form are available through DTC. DTC will then surrender each global security representing the Mortgage Bonds along with instructions for re-registration. The Bond Trustee will re-issue the Mortgage Bonds in fully certificated registered form and will recognize the registered holders of the certificated Mortgage Bonds as holders under the Mortgage.

Global Clearance and Settlement Procedures

        Initial settlement for the Mortgage Bonds will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System. Secondary market trading between Clearstream, Luxembourg participants and/or Euroclear System participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and the Euroclear System, as applicable.

        Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear System participants on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear System participants may not deliver instructions directly to their respective U.S. Depositaries.

        Because of time-zone differences, credits of Mortgage Bonds received in Clearstream, Luxembourg or the Euroclear System as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such Mortgage Bonds settled during such processing will be reported to the relevant Euroclear System Participant or Clearstream, Luxembourg participant on such business day. Cash received in Clearstream, Luxembourg or the Euroclear System as a result of sales of the Mortgage Bonds by or through a Clearstream, Luxembourg participant or a Euroclear System participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or the Euroclear System cash account only as of the business day following settlement in DTC.

        Although DTC, Clearstream, Luxembourg and the Euroclear System have agreed to the foregoing procedures in order to facilitate transfers of Mortgage Bonds among participants of DTC, Clearstream, Luxembourg and the Euroclear System, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued or changed at any time.

 UNDERWRITING

        We have entered into an underwriting agreement with respect to the Mortgage Bonds with the underwriters listed below for whom Barclays Capital Inc., RBS Securities Inc., Scotia Capital (USA) Inc. and UBS Securities LLC are acting as representatives. Subject to certain conditions, each of the underwriters has severally agreed to purchase the principal amount of Mortgage Bonds indicated in the following table:

Name	Principal Amount of Mortgage Bonds
Barclays Capital Inc.	$
RBS Securities Inc.
Scotia Capital (USA) Inc.
UBS Securities LLC

Total	$

        The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Mortgage Bonds are subject to certain conditions, including the receipt of legal opinions relating to certain matters. The underwriters must purchase all of the Mortgage Bonds if they purchase any of the Mortgage Bonds.

Commissions and Discounts

        The Mortgage Bonds sold by the underwriters to the public will initially be offered at the initial price to the public set forth on the cover of this prospectus supplement and may be offered to certain dealers at that price less a concession not in excess of        % of the principal amount of the Mortgage Bonds. The underwriters may allow, and those dealers may reallow, a discount not in excess of        % of the principal amount of the Mortgage Bonds to certain other dealers. If all the Mortgage Bonds are not sold at the initial price to the public, the underwriters may change the price to the public and the other selling terms.

        The expenses of the offering, not including the underwriting discount, are estimated to be approximately $            . The underwriters have agreed to make a payment to us in an amount equal to $            , including in respect of expenses incurred by us in connection with the offering. We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of any of these liabilities.

New Issue of Mortgage Bonds

        The Mortgage Bonds are a new issue of securities with no established trading market. We have been advised by the underwriters that the underwriters intend to make a market in the Mortgage Bonds, but they are not obligated to do so and may discontinue market-making at any time without notice. No assurance can be given as to the liquidity of any trading market for the Mortgage Bonds.

Price Stabilization and Short Positions

        In connection with the offering, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of the Mortgage Bonds. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater aggregate principal amount of Mortgage Bonds than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Mortgage Bonds while the offering is in process.

        These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the Mortgage Bonds. As a result, the price of the Mortgage Bonds may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

Other Relationships

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, corporate trust, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their respective businesses, some of the underwriters and/or their affiliates have in the past and may in the future provide us and our subsidiaries and affiliates with financial advisory and other services for which they have and in the future will receive customary fees.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. In particular, affiliates of some of the underwriters may own some of our 5.65% Senior Notes due November 30, 2012 or our 1999 Series Pollution Control Bonds due October 1, 2012 which would be repaid, along with the other notes and bonds of each such series, with a portion of the net proceeds from this offering. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Mortgage Bonds offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Mortgage Bonds offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

EEA Selling Restrictions

        This prospectus supplement is not a prospectus for the purposes of the European Union's Directive 2003/71/EC (and any amendments thereto, including Directive 2010/73/EU) as implemented in member states of the European Economic Area (the "EEA") (the "Prospectus Directive"). Neither Duke Energy Carolinas nor the underwriters have authorized, nor does it or they authorize, the making of any offer of the Mortgage Bonds through any financial intermediary, other than offers made by underwriters which constitute the final placement of the Mortgage Bonds contemplated in this prospectus supplement.

        In relation to each Member State of the EEA which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of Mortgage

Bonds which are the subject of the offerings contemplated by this prospectus supplement and the accompanying prospectus to the public in that Relevant Member State other than:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriters for any such offer; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Mortgage Bonds shall require Duke Energy Carolinas or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of Mortgage Bonds to the public" in relation to any Mortgage Bonds in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Mortgage Bonds to be offered so as to enable an investor to decide to purchase or subscribe to the Mortgage Bonds, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State.

UK Selling Restrictions

        Each underwriter has represented and agreed that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Finance Service and Market Act 2000 ("FSMA") received by it in connection with the issue or sale of the Mortgage Bonds in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

  (b)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Mortgage Bonds in, from or otherwise involving the United Kingdom.

EXPERTS

        The consolidated financial statements and the related financial statement schedule, incorporated in this prospectus supplement by reference from Duke Energy Carolinas LLC's Annual Report on Form 10-K for the year ended December 31, 2011, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

        The validity of the Mortgage Bonds will be passed upon for Duke Energy Carolinas by Robert T. Lucas III, Esq., who is Duke Energy Carolinas' Deputy General Counsel and Assistant Secretary. In rendering his opinion, Mr. Lucas will rely upon in-house and/or outside South Carolina counsel to Duke Energy Carolinas on all matters of South Carolina law. Certain legal matters with respect to the offering of the Mortgage Bonds will be passed upon for Duke Energy Carolinas by Robinson, Bradshaw & Hinson, P.A., Charlotte, North Carolina and for the underwriters by Sidley Austin LLP, New York, New York.

 WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, file annual, quarterly and current reports and other information with the Securities and Exchange Commission, or the SEC. Such reports and other information can be inspected and copied at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates from the Public Reference Section of the SEC at its Washington, D.C. address. Please call the SEC at 1-800-SEC-0330 for further information. Our filings with the SEC, as well as additional information about us, are also available to the public through Duke Energy Corporation's website at http://www.duke-energy.com and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. The information on Duke Energy Corporation's website is not a part of this prospectus supplement or the accompanying prospectus. Our filings are also available to the public through the SEC website at http://www.sec.gov.

        The SEC allows us to "incorporate by reference" into this prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents incorporated in the accompanying prospectus at the time the registration statement became effective and all later documents filed with the SEC, in all cases as updated and superseded by later filings with the SEC. Duke Energy Carolinas incorporates by reference the documents listed below and any future documents filed by Duke Energy Carolinas with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the offering is completed:

  •
  Annual Report on Form 10-K for the year ended December 31, 2011;

  •
  Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2012 and June 30, 2012; and

  •
  Current reports on Form 8-K filed on February 22, 2012 and May 8, 2012.

        We and our parent company, Duke Energy Corporation, separately filed the combined Annual Report on Form 10-K and Quarterly Reports on Form 10-Q listed above. We do not intend to incorporate by reference into this prospectus the information relating to Duke Energy Corporation and its subsidiaries (other than Duke Energy Carolinas, LLC and its consolidated subsidiaries), and we make no representation as to the information relating to Duke Energy Corporation and its subsidiaries (other than Duke Energy Carolinas, LLC and its consolidated subsidiaries) contained in such combined reports.

        We will provide you without charge a copy of these filings, other than any exhibits unless the exhibits are specifically incorporated by reference into this prospectus supplement. You may request a copy by writing us at the following address or telephoning one of the following numbers:

Investor Relations Department
Duke Energy Carolinas, LLC
P.O. Box 1005
Charlotte, North Carolina 28201
(704) 382-3853 or (800) 488-3853 (toll-free)

Prospectus

Duke Energy Carolinas, LLC

Senior Notes
Subordinated Notes
First and Refunding Mortgage Bonds

        From time to time, we may offer the securities described in the prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering.

        We will provide specific terms of these offerings and securities in supplements to this prospectus. You should read carefully this prospectus, the information incorporated by reference in this prospectus and any prospectus supplement before you invest. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

        Investing in our securities involves risks. You should carefully consider the information in the section entitled "Risk Factors" contained in our periodic reports filed with the Securities and Exchange Commission and incorporated by reference into this prospectus before you invest in any of our securities.

        We may offer and sell the securities directly, through agents we select from time to time or to or through underwriters or dealers we select. If we use any agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 29, 2010.

Prospectus

REFERENCES TO ADDITIONAL INFORMATION

        This prospectus incorporates important business and financial information about us from other documents that are not included in or delivered with this prospectus. This information is available for you to review at the SEC's public reference room located at 100 F Street, N.E., Room 1580, Washington, DC 20549, and through the SEC's website, www.sec.gov. You can also obtain those documents incorporated by reference in this prospectus by requesting them in writing or by telephone from the company at the following address and telephone number:

Investor Relations Department
Duke Energy Carolinas, LLC
P.O. Box 1005
Charlotte, North Carolina 28201
(704) 382-3853 or (800) 488-3853 (toll free)

See "Where You Can Find More Information" in this prospectus.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that Duke Energy Carolinas filed with the SEC utilizing a "shelf" registration process. Under the shelf registration process, we are registering an unspecified amount of Senior Notes, Subordinated Notes and First and Refunding Mortgage Bonds, and may issue any of such securities in one or more offerings.

        This prospectus provides general descriptions of the securities Duke Energy Carolinas may offer. Each time securities are sold, a prospectus supplement will provide specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should read this prospectus, the related exhibits filed with the SEC and any prospectus supplement, together with the additional information described under the caption "Where You Can Find More Information."

i

        Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus to "Duke Energy Carolinas," "we," "us" and "our" or similar terms are to Duke Energy Carolinas, LLC and its subsidiaries.

FORWARD-LOOKING STATEMENTS

        This prospectus and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based on our management's beliefs and assumptions and on information currently available to us. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by or that include the words "may," "will," "could," projects," "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions.

        Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, those discussed elsewhere in this prospectus and the documents incorporated by reference in this prospectus. You should not put undue reliance on any forward-looking statements. We do not have any intention or obligation to update forward-looking statements after we distribute this prospectus.

ii

THE COMPANY

        Duke Energy Carolinas, a wholly owned subsidiary of Duke Energy Corporation, generates, transmits, distributes and sells electricity. Its service area covers approximately 24,000 square miles with an estimated population of 6.4 million in central and western North Carolina and western South Carolina. Duke Energy Carolinas supplies electric service to more than 2.4 million residential, commercial and industrial customers over 101,000 miles of distribution lines and a 13,000 mile transmission system.

        We are a North Carolina limited liability company. The address of our principal executive offices is 526 South Church Street, Charlotte, North Carolina 28202-1803. Our telephone number is (704) 594-6200.

        The foregoing information about Duke Energy Carolinas is only a general summary and is not intended to be comprehensive. For additional information about Duke Energy Carolinas, you should refer to the information described under the caption "Where You Can Find More Information."

RISK FACTORS

        Investing in our securities involves risks. Before purchasing any securities we offer, you should carefully consider the risk factors that are incorporated by reference herein from the section captioned "Risk Factors" in our Form 10-K report for the year ended December 31, 2009, together with all of the other information included in this prospectus and any prospectus supplement and any other information that we have incorporated by reference, including filings made with the SEC subsequent to the date hereof. Any of these risks, as well as other risks and uncertainties, could harm our financial condition, results of operations or cash flows.

USE OF PROCEEDS

        Unless stated otherwise in the applicable prospectus supplement, Duke Energy Carolinas intends to use the net proceeds from the sale of any offered securities:

  •
  to redeem or purchase from time to time presently outstanding securities when it anticipates those transactions will result in an overall cost savings;

  •
  to repay maturing securities;

  •
  to finance its ongoing construction program; or

  •
  for general company purposes.

 RATIO OF EARNINGS TO FIXED CHARGES

        The ratio of earnings to fixed charges is calculated using the Securities and Exchange Commission guidelines.

	Six Months Ended June 30, 2010	Year Ended December 31,
		2009	2008	2007	2006	2005
	(dollars in millions)
Earnings (as defined for the fixed charges calculation):
Add:
Pretax income from continuing operations(a)	$596	$1,080	$1,065	$1,014	$890	$980
Fixed charges	226	412	402	329	502	1,159
Distributed income of equity investees	—	—	—	—	215	473
Deduct:
Preference security dividend requirements of consolidated subsidiaries	—	—	—	—	7	27
Interest capitalized(b)	40	65	46	22	18	23

Total earnings (as defined for the fixed charges calculation)	$782	$1,427	$1,421	$1,321	$1,582	$2,562

Fixed charges:
Interest on debt, including capitalized portions(b)	$216	$395	$376	$314	$481	$1,096
Estimate of interest within rental expense	10	17	26	15	14	36
Preference security dividend requirements of consolidated subsidiaries	—	—	—	—	7	27

Total fixed charges	$226	$412	$402	$329	$502	$1,159

Ratio of earnings to fixed charges	3.5	3.5	3.5	4.0	3.2	2.2

(a)
Excludes net income (loss) attributable to noncontrolling interests and income or loss from equity investees.

(b)
Excludes equity costs related to Allowance for Funds Used During Construction that are included in Other Income and Expenses in the Condensed Consolidated Statements of Operations.

DESCRIPTION OF THE SENIOR NOTES

        Duke Energy Carolinas will issue the Senior Notes in one or more series under its Senior Indenture dated as of September 1, 1998 (the "Senior Indenture"), as supplemented from time to time. Unless otherwise specified, the trustee under the Senior Indenture (the "Senior Indenture Trustee") will be The Bank of New York Mellon Trust Company, N.A. The Senior Indenture is an exhibit to the registration statement, of which this prospectus is a part.

        The Senior Notes are unsecured and unsubordinated obligations and will rank equally with all of Duke Energy Carolinas' other unsecured and unsubordinated indebtedness. The First and Refunding Mortgage Bonds are effectively senior to the Senior Notes to the extent of the value of the properties securing them.

        The following description of the Senior Notes is only a summary and is not intended to be comprehensive. For additional information you should refer to the Senior Indenture.

General

        The Senior Indenture does not limit the amount of Senior Notes that Duke Energy Carolinas may issue under it. Duke Energy Carolinas may issue Senior Notes from time to time under the Senior Indenture in one or more series by entering into supplemental indentures or by its Board of Directors or a duly authorized committee authorizing the issuance. Duke Energy Carolinas may at any time deliver executed Senior Notes to the Senior Indenture Trustee for authentication, and the Senior Indenture Trustee shall authenticate such Senior Notes upon the written request of Duke Energy Carolinas and satisfaction of certain other conditions set forth in the Senior Indenture.

        The Senior Notes of a series need not be issued at the same time, bear interest at the same rate or mature on the same date.

        The Senior Indenture does not protect the holders of Senior Notes if Duke Energy Carolinas engages in a highly leveraged transaction.

Provisions Applicable to Particular Series

        The prospectus supplement for a particular series of Senior Notes being offered will disclose the specific terms related to the offering, including the price or prices at which the Senior Notes to be offered will be issued. Those terms may include some or all of the following:

  •
  the title of the series;

  •
  the total principal amount of the Senior Notes of the series;

  •
  the date or dates on which principal is payable or the method for determining the date or dates, and any right that Duke Energy Carolinas has to change the date on which principal is payable;

  •
  the interest rate or rates, if any, or the method for determining the rate or rates, and the date or dates from which interest will accrue;

  •
  any interest payment dates and the regular record date for the interest payable on each interest payment date, if any;

  •
  whether Duke Energy Carolinas may extend the interest payment periods and, if so, the terms of the extension;

  •
  the place or places where payments will be made;

  •
  whether Duke Energy Carolinas has the option to redeem the Senior Notes and, if so, the terms of its redemption option;

  •
  any obligation that Duke Energy Carolinas has to redeem the Senior Notes through a sinking fund or to purchase the Senior Notes through a purchase fund or at the option of the holder;

  •
  whether the defeasance and covenant defeasance provisions described under "Satisfaction and Discharge; Defeasance and Covenant Defeasance" will not apply to the Senior Notes;

  •
  the currency in which payments will be made if other than U.S. dollars, and the manner of determining the equivalent of those amounts in U.S. dollars;

  •
  if payments may be made, at Duke Energy Carolinas' election or at the holder's election, in a currency other than that in which the Senior Notes are stated to be payable, then the currency in which those payments may be made, the terms and conditions of the election and the manner of determining those amounts;

  •
  the portion of the principal payable upon acceleration of maturity, if other than the entire principal;

  •
  whether the Senior Notes will be issuable as global securities and, if so, the securities depositary;

  •
  any changes in the events of default or covenants with respect to the Senior Notes;

  •
  any index or formula used for determining principal, premium or interest;

  •
  if the principal payable on the maturity date will not be determinable on one or more dates prior to the maturity date, the amount which will be deemed to be such principal amount or the manner of determining it;

  •
  any date or dates after which the holder may convert the Senior Notes into other securities of Duke Energy Carolinas and the terms for that conversion;

  •
  any date or dates upon which the Senior Notes will be mandatorily converted into other securities of Duke Energy Carolinas and the terms for that conversion;

  •
  any terms for the attachment to Senior Notes of rights to purchase or sell other securities of Duke Energy Carolinas; and

  •
  any other terms.

        Unless Duke Energy Carolinas states otherwise in the applicable prospectus supplement, Duke Energy Carolinas will issue the Senior Notes only in fully registered form without coupons, and there will be no service charge for any registration of transfer or exchange of the Senior Notes. Duke Energy Carolinas may, however, require payment to cover any tax or other governmental charge payable in connection with any transfer or exchange. Subject to the terms of the Senior Indenture and the limitations applicable to global securities, transfers and exchanges of the Senior Notes may be made at The Bank of New York Mellon Trust Company, N.A., 101 Barclay Street, New York, New York 10286 or at any other office or agency maintained by Duke Energy Carolinas for such purpose.

        The Senior Notes will be issuable in denominations of $1,000 and any integral multiples of $1,000, unless Duke Energy Carolinas states otherwise in the applicable prospectus supplement.

        Duke Energy Carolinas may offer and sell the Senior Notes, including original issue discount Senior Notes, at a substantial discount below their principal amount. The applicable prospectus supplement will describe special United States federal income tax and any other considerations applicable to those securities. In addition, the applicable prospectus supplement may describe certain special United States federal income tax or other considerations, if any, applicable to any Senior Notes that are denominated in a currency other than U.S. dollars.

Global Securities

        Duke Energy Carolinas may issue some or all of the Senior Notes as book-entry securities. Any such book-entry securities will be represented by one or more fully registered global securities. Duke Energy Carolinas will register each global security with or on behalf of a securities depositary identified in the applicable prospectus supplement. Each global security will be deposited with the securities depositary or its nominee or a custodian for the securities depositary.

        As long as the securities depositary or its nominee is the registered holder of a global security representing Senior Notes, that person will be considered the sole owner and holder of the global security and the Senior Notes it represents for all purposes. Except in limited circumstances, owners of beneficial interests in a global security:

  •
  may not have the global security or any Senior Notes it represents registered in their names;

  •
  may not receive or be entitled to receive physical delivery of certificated Senior Notes in exchange for the global security; and

  •
  will not be considered the owners or holders of the global security or any Senior Notes it represents for any purposes under the Senior Notes or the Senior Indenture.

        Duke Energy Carolinas will make all payments of principal and any premium and interest on a global security to the securities depositary or its nominee as the holder of the global security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

        Ownership of beneficial interests in a global security will be limited to institutions having accounts with the securities depositary or its nominee, which are called "participants" in this discussion, and to persons that hold beneficial interests through participants. When a global security representing Senior Notes is issued, the securities depositary will credit on its book entry, registration and transfer system the principal amounts of Senior Notes the global security represents to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:

  •
  the securities depositary, with respect to participants' interests; and

  •
  any participant, with respect to interests the participant holds on behalf of other persons.

        Payments participants make to owners of beneficial interests held through those participants will be the responsibility of those participants. The securities depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global security. None of the following will have any responsibility or liability for any aspect of the securities depositary's or any participant's records relating to beneficial interests in a global security representing Senior Notes, for payments made on account of those beneficial interests or for maintaining, supervising or reviewing any records relating to those beneficial interests:

  •
  Duke Energy Carolinas;

  •
  the Senior Indenture Trustee; or

  •
  an agent of either of them.

Redemption

        Provisions relating to the redemption of Senior Notes will be set forth in the applicable prospectus supplement. Unless Duke Energy Carolinas states otherwise in the applicable prospectus supplement, Duke Energy Carolinas may redeem Senior Notes only upon notice mailed at least 30 but not more than 60 days before the date fixed for redemption. Unless Duke Energy Carolinas states otherwise in the applicable prospectus supplement, that notice may state that the redemption will be conditional upon the Senior Indenture Trustee, or the applicable paying agent, receiving sufficient funds to pay the principal, premium and interest on those Senior Notes on the date fixed for redemption and that if the Senior Indenture Trustee or the applicable paying agent does not receive those funds, the redemption notice will not apply, and Duke Energy Carolinas will not be required to redeem those Senior Notes.

        Duke Energy Carolinas will not be required to:

  •
  issue, register the transfer of, or exchange any Senior Notes of a series during the period beginning 15 days before the date the notice is mailed identifying the Senior Notes of that series that have been selected for redemption; or

  •
  register the transfer of or exchange any Senior Note of that series selected for redemption except the unredeemed portion of a Senior Note being partially redeemed.

Consolidation, Merger, Conveyance or Transfer

        The Senior Indenture provides that Duke Energy Carolinas may consolidate or merge with or into, or convey or transfer all or substantially all of its properties and assets to, another corporation or other entity. Any successor must, however, assume Duke Energy Carolinas' obligations under the Senior Indenture and the Senior Notes issued under it, and Duke Energy Carolinas must deliver to the Senior Indenture Trustee a statement by certain of its officers and an opinion of counsel that affirm compliance with all conditions in the Senior Indenture relating to the transaction. When those conditions are satisfied, the successor will succeed to and be substituted for Duke Energy Carolinas under the Senior Indenture, and Duke Energy Carolinas will be relieved of its obligations under the Senior Indenture and the Senior Notes.

Modification; Waiver

        Duke Energy Carolinas may modify the Senior Indenture with the consent of the holders of a majority in principal amount of the outstanding Senior Notes of all series of Senior Notes that are affected by the modification, voting as one class. The consent of the holder of each outstanding Senior Note affected is, however, required to:

  •
  change the maturity date of the principal or any installment of principal or interest on that Senior Note;

  •
  reduce the principal amount, the interest rate or any premium payable upon redemption of that Senior Note;

  •
  reduce the amount of principal due and payable upon acceleration of maturity;

  •
  change the currency of payment of principal, premium or interest on that Senior Note;

  •
  impair the right to institute suit to enforce any such payment on or after the maturity date or redemption date;

  •
  reduce the percentage in principal amount of Senior Notes of any series required to modify the Senior Indenture, waive compliance with certain restrictive provisions of the Senior Indenture or waive certain defaults; or

  •
  with certain exceptions, modify the provisions of the Senior Indenture governing modifications of the Senior Indenture or governing waiver of covenants or past defaults.

        In addition, Duke Energy Carolinas may modify the Senior Indenture for certain other purposes, without the consent of any holders of Senior Notes.

        The holders of a majority in principal amount of the outstanding Senior Notes of any series may waive, for that series, Duke Energy Carolinas' compliance with certain restrictive provisions of the Senior Indenture, including the covenant described under "Negative Pledge." The holders of a majority in principal amount of the outstanding Senior Notes of all series under the Senior Indenture with respect to which a default has occurred and is continuing, voting as one class, may waive that default for all those series, except a default in the payment of principal or any premium or interest on any Senior Note or a default with respect to a covenant or provision which cannot be modified without the consent of the holder of each outstanding Senior Note of the series affected.

Events of Default

        The following are events of default under the Senior Indenture with respect to any series of Senior Notes, unless Duke Energy Carolinas states otherwise in the applicable prospectus supplement:

  •
  failure to pay principal of or any premium on any Senior Note of that series when due;

  •
  failure to pay when due any interest on any Senior Note of that series that continues for 60 days; for this purpose, the date on which interest is due is the date on which Duke Energy Carolinas is required to make payment following any deferral of interest payments by it under the terms of Senior Notes that permit such deferrals;

  •
  failure to make any sinking fund payment when required for any Senior Note of that series that continues for 60 days;

  •
  failure to perform any covenant in the Senior Indenture (other than a covenant expressly included solely for the benefit of other series) that continues for 90 days after the Senior Indenture Trustee or the holders of at least 33% of the outstanding Senior Notes of that series give Duke Energy Carolinas written notice of the default; and

  •
  certain bankruptcy, insolvency or reorganization events with respect to Duke Energy Carolinas.

        In the case of the fourth event of default listed above, the Senior Indenture Trustee may extend the grace period. In addition, if holders of a particular series have given a notice of default, then holders of at least the same percentage of Senior Notes of that series, together with the Senior Indenture Trustee, may also extend the grace period. The grace period will be automatically extended if Duke Energy Carolinas has initiated and is diligently pursuing corrective action.

        Duke Energy Carolinas may establish additional events of default for a particular series and, if established, any such events of default will be described in the applicable prospectus supplement.

        If an event of default with respect to Senior Notes of a series occurs and is continuing, then the Senior Indenture Trustee or the holders of at least 33% in principal amount of the outstanding Senior Notes of that series may declare the principal amount of all Senior Notes of that series to be immediately due and payable. However, that event of default will be considered waived at any time after the declaration, but before a judgment for payment of the money due has been obtained if:

  •
  Duke Energy Carolinas has paid or deposited with the Senior Indenture Trustee all overdue interest, the principal and any premium due otherwise than by the declaration and any interest on such amounts, and any interest on overdue interest, to the extent legally permitted, in each case with respect to that series, and all amounts due to the Senior Indenture Trustee; and

  •
  all events of default with respect to that series, other than the nonpayment of the principal that became due solely by virtue of the declaration, have been cured or waived.

        The Senior Indenture Trustee is under no obligation to exercise any of its rights or powers at the request or direction of any holders of Senior Notes unless those holders have offered the Senior Indenture Trustee security or indemnity against the costs, expenses and liabilities which it might incur as a result. The holders of a majority in principal amount of the outstanding Senior Notes of any series have, with certain exceptions, the right to direct the time, method and place of conducting any proceedings for any remedy available to the Senior Indenture Trustee or the exercise of any power of the Senior Indenture Trustee with respect to those Senior Notes. The Senior Indenture Trustee may withhold notice of any default, except a default in the payment of principal or interest, from the holders of any series if the Senior Indenture Trustee in good faith considers it in the interest of the holders to do so.

        The holder of any Senior Note will have an absolute and unconditional right to receive payment of the principal, any premium and, within certain limitations, any interest on that Senior Note on its maturity date or redemption date and to enforce those payments.

        Duke Energy Carolinas is required to furnish each year to the Senior Indenture Trustee a statement by certain of its officers to the effect that it is not in default under the Senior Indenture or, if there has been a default, specifying the default and its status.

Payments; Paying Agent

        The paying agent will pay the principal of any Senior Notes only if those Senior Notes are surrendered to it. The paying agent will pay interest on Senior Notes issued as global securities by wire transfer to the holder of those global securities. Unless Duke Energy Carolinas states otherwise in the applicable prospectus supplement, the paying agent will pay interest on Senior Notes that are not in global form at its office or, at Duke Energy Carolinas' option:

  •
  by wire transfer to an account at a banking institution in the United States that is designated in writing to the Senior Indenture Trustee at least 16 days prior to the date of payment by the person entitled to that interest; or

  •
  by check mailed to the address of the person entitled to that interest as that address appears in the security register for those Senior Notes.

        Unless Duke Energy Carolinas states otherwise in the applicable prospectus supplement, the Senior Indenture Trustee will act as paying agent for that series of Senior Notes, and the principal corporate trust office of the Senior Indenture Trustee will be the office through which the paying agent acts. Duke Energy Carolinas may, however, change or add paying agents or approve a change in the office through which a paying agent acts.

        Any money that Duke Energy Carolinas has paid to a paying agent for principal or interest on any Senior Notes which remains unclaimed at the end of two years after that principal or interest has become due will be repaid to Duke Energy Carolinas at its request. After repayment to Duke Energy Carolinas, holders should look only to Duke Energy Carolinas for those payments.

Negative Pledge

        While any of the Senior Notes remain outstanding, Duke Energy Carolinas will not create, or permit to be created or to exist, any mortgage, lien, pledge, security interest or other encumbrance upon any of its property, whether owned on or acquired after the date of the Senior Indenture, to secure any indebtedness for borrowed money of Duke Energy Carolinas, unless the Senior Notes then outstanding are equally and ratably secured for so long as any such indebtedness is so secured.

        The foregoing restriction does not apply with respect to, among other things:

  •
  purchase money mortgages, or other purchase money liens, pledges, security interests or encumbrances upon property that Duke Energy Carolinas acquired after the date of the Senior Indenture;

  •
  mortgages, liens, pledges, security interests or other encumbrances existing on any property at the time Duke Energy Carolinas acquired it, including those which exist on any property of an entity with which Duke Energy Carolinas is consolidated or merged or which transfers or leases all or substantially all of its properties to Duke Energy Carolinas;

  •
  mortgages, liens, pledges, security interests or other encumbrances upon any property of Duke Energy Carolinas that existed on the date of the initial issuance of the Senior Notes;

  •
  pledges or deposits to secure performance in connection with bids, tenders, contracts (other than contracts for the payment of money) or leases to which Duke Energy Carolinas is a party;

  •
  liens created by or resulting from any litigation or proceeding which at the time is being contested in good faith by appropriate proceedings;

  •
  liens incurred in connection with the issuance of bankers' acceptances and lines of credit, bankers' liens or rights of offset and any security given in the ordinary course of business to banks or others to secure any indebtedness payable on demand or maturing within 12 months of the date that such indebtedness is originally incurred;

  •
  liens incurred in connection with repurchase, swap or other similar agreements (including commodity price, currency exchange and interest rate protection agreements);

  •
  liens securing industrial revenue or pollution control bonds;

  •
  liens, pledges, security interests or other encumbrances on any property arising in connection with any defeasance, covenant defeasance or in-substance defeasance of indebtedness of Duke Energy Carolinas;

  •
  liens created in connection with, and created to secure, a non-recourse obligation;

  •
  Bonds issued or to be issued from time to time under Duke Energy Carolinas' First and Refunding Mortgage, and the "permitted liens" specified in Duke Energy Carolinas' First and Refunding Mortgage;

  •
  indebtedness which Duke Energy Carolinas may issue in connection with its consolidation or merger with or into any other entity, which may be its affiliate, in exchange for or otherwise in substitution for secured indebtedness of that entity, or Third Party Debt, which by its terms (1) is secured by a mortgage on all or a portion of the property of that entity, (2) prohibits that entity from incurring secured indebtedness, unless the Third Party Debt is secured equally and ratably with such secured indebtedness or (3) prohibits that entity from incurring secured indebtedness;

  •
  indebtedness of any entity which Duke Energy Carolinas is required to assume in connection with a consolidation or merger of that entity, with respect to which any property of Duke Energy Carolinas is subjected to a mortgage, lien, pledge, security interest or other encumbrance;

  •
  mortgages, liens, pledges, security interests or other encumbrances upon any property that Duke Energy Carolinas acquired, constructed, developed or improved after the date of the Senior Indenture which are created before, at the time of, or within 18 months after such acquisition—or in the case of property constructed, developed or improved, after the completion of the construction, development or improvement and commencement of full commercial operation of that property, whichever is later—to secure or provide for the payment of any part of its purchase price or cost; provided that, in the case of such construction, development or improvement, the mortgages, liens, pledges, security interests or other encumbrances shall not apply to any property that Duke Energy Carolinas owns other than real property that is unimproved up to that time; and

  •
  the replacement, extension or renewal of any mortgage, lien, pledge, security interest or other encumbrance described above; or the replacement, extension or renewal (not exceeding the principal amount of indebtedness so secured together with any premium, interest, fee or expense payable in connection with any such replacement, extension or renewal) of the indebtedness so secured; provided that such replacement, extension or renewal is limited to all or a part of the same property that secured the mortgage, lien, pledge, security interest or other encumbrance replaced, extended or renewed, plus improvements on it or additions or accessions to it.

        In addition, Duke Energy Carolinas may create or assume any other mortgage, lien, pledge, security interest or other encumbrance not excepted in the Senior Indenture without Duke Energy Carolinas equally and ratably securing the Senior Notes, if immediately after that creation or assumption, the principal amount of indebtedness for borrowed money of Duke Energy Carolinas that all such other mortgages, liens, pledges, security interests and other encumbrances secure does not exceed an amount equal to 10% of Duke Energy Carolinas' common stockholders' equity as shown on its consolidated balance sheet for the accounting period occurring immediately before the creation or assumption of that mortgage, lien, pledge, security interest or other encumbrance.

Satisfaction and Discharge; Defeasance and Covenant Defeasance

        Upon the written request of Duke Energy Carolinas, the Senior Indenture shall be satisfied and discharged (except as to certain surviving rights and obligations specified in the Senior Indenture) when:

  •
  either all Senior Notes have been delivered to the Senior Indenture Trustee for cancellation or all Senior Notes not delivered to the Senior Indenture Trustee for cancellation are due and payable within one year (at maturity or due to redemption) and Duke Energy Carolinas has deposited with the Senior Indenture Trustee money or government obligations sufficient to pay and discharge such Senior Notes to the applicable maturity or redemption date (including principal, any premium and interest thereon);

  •
  Duke Energy Carolinas has paid or caused to be paid all other sums payable under the Senior Indenture by Duke Energy Carolinas; and

  •
  Duke Energy Carolinas has delivered to the Senior Indenture Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent relating to the satisfaction and discharge of the Senior Indenture have been complied with.

        The Senior Indenture provides that Duke Energy Carolinas may be:

  •
  discharged from its obligations, with certain limited exceptions, with respect to any series of Senior Notes, as described in the Senior Indenture, such a discharge being called a "defeasance" in this prospectus; and

  •
  released from its obligations under certain restrictive covenants especially established with respect to any series of Senior Notes, including the covenant described under "Negative Pledge," as described in the Senior Indenture, such a release being called a "covenant defeasance" in this prospectus.

        Duke Energy Carolinas must satisfy certain conditions to effect a defeasance or covenant defeasance. Those conditions include the irrevocable deposit with the Senior Indenture Trustee, in trust, of money or government obligations which through their scheduled payments of principal and interest would provide sufficient money to pay the principal and any premium and interest on those Senior Notes on the maturity dates of those payments or upon redemption.

        Following a defeasance, payment of the Senior Notes defeased may not be accelerated because of an event of default under the Senior Indenture. Following a covenant defeasance, the payment of Senior Notes may not be accelerated by reference to the covenants from which Duke Energy Carolinas has been released. A defeasance may occur after a covenant defeasance.

        Under current United States federal income tax laws, a defeasance would be treated as an exchange of the relevant Senior Notes in which holders of those Senior Notes might recognize gain or loss. In addition, the amount, timing and character of amounts that holders would thereafter be required to include in income might be different from that which would be includible in the absence of that defeasance. Duke Energy Carolinas urges investors to consult their own tax advisors as to the specific consequences of a defeasance, including the applicability and effect of tax laws other than United States federal income tax laws.

        Under current United States federal income tax law, unless accompanied by other changes in the terms of the Senior Notes, a covenant defeasance should not be treated as a taxable exchange.

Concerning the Senior Indenture Trustee

        The Bank of New York Mellon Trust Company, N.A. is the Senior Indenture Trustee and is also the trustee under Duke Energy Carolinas' Subordinated Indenture and is the trustee under Duke Energy Carolinas' First and Refunding Mortgage. Duke Energy Carolinas and certain of its affiliates have banking relationships with The Bank of New York Mellon Trust Company, N.A. The Bank of New York Mellon Trust Company, N.A. or its affiliate also serve as trustee or agent under other indentures and agreements pursuant to which securities of Duke Energy Carolinas and of certain of its affiliates are outstanding.

        The Senior Indenture Trustee will perform only those duties that are specifically set forth in the Senior Indenture unless an event of default under the Senior Indenture occurs and is continuing. In case an event of default occurs and is continuing, the Senior Indenture Trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Upon any application by Duke Energy Carolinas to the Senior Indenture Trustee to take any action under any provision of the Indenture, Duke Energy Carolinas is required to furnish to the Senior Indenture Trustee such certificates and opinions as may be required under the Trust Indenture Act of 1939, as amended.

DESCRIPTION OF THE SUBORDINATED NOTES

        Duke Energy Carolinas will issue the Subordinated Notes in one or more series under its Subordinated Indenture dated as of December 1, 1997, as supplemented from time to time (the "Subordinated Indenture"). Unless otherwise specified, the trustee under the Subordinated Indenture (the "Subordinated Indenture Trustee") will be The Bank of New York Mellon Trust Company, N.A. The Subordinated Indenture is an exhibit to the registration statement, of which this prospectus is a part.

        The Subordinated Notes are unsecured obligations of Duke Energy Carolinas and are junior in right of payment to "Senior Indebtedness" of Duke Energy Carolinas. You will find a description of the subordination provisions of the Subordinated Notes, including a description of Senior Indebtedness of Duke Energy Carolinas, under "Subordination."

        The following description of the Subordinated Notes is only a summary and is not intended to be comprehensive. For additional information you should refer to the Subordinated Indenture.

General

        The Subordinated Indenture does not limit the amount of Subordinated Notes that Duke Energy Carolinas may issue under it. Duke Energy Carolinas may issue Subordinated Notes from time to time under the Subordinated Indenture in one or more series by entering into supplemental indentures or by its Board of Directors or a duly authorized committee authorizing the issuance. Duke Energy Carolinas may at any time deliver executed Subordinated Notes to the Subordinated Indenture Trustee for authentication, and the Subordinated Indenture Trustee shall authenticate such Subordinated Notes upon the written request of Duke Energy Carolinas and satisfaction of certain other conditions set forth in the Subordinated Indenture.

        The Subordinated Notes of a series need not be issued at the same time, bear interest at the same rate or mature on the same date.

        The Subordinated Indenture does not protect the holders of Subordinated Notes if Duke Energy Carolinas engages in a highly leveraged transaction.

Provisions Applicable to Particular Series

        The prospectus supplement for a particular series of Subordinated Notes being offered will disclose the specific terms related to the offering, including the price or prices at which the Subordinated Notes to be offered will be issued. Those terms may include some or all of the following:

  •
  the title of the series;

  •
  the total principal amount of the Subordinated Notes of the series;

  •
  the date or dates on which principal is payable or the method for determining the date or dates, and any right that Duke Energy Carolinas has to change the date on which principal is payable;

  •
  the interest rate or rates, if any, or the method for determining the rate or rates, and the date or dates from which interest will accrue;

  •
  any interest payment dates and the regular record date for the interest payable on each interest payment date, if any;

  •
  whether Duke Energy Carolinas may extend the interest payment periods and, if so, the terms of the extension;

  •
  the place or places where payments will be made;

  •
  whether Duke Energy Carolinas has the option to redeem the Subordinated Notes and, if so, the terms of its redemption option;

  •
  any obligation that Duke Energy Carolinas has to redeem the Subordinated Notes through a sinking fund or to purchase the Subordinated Notes through a purchase fund or at the option of the holder;

  •
  whether the defeasance and covenant defeasance provisions described under "Satisfaction and Discharge; Defeasance and Covenant Defeasance" will not apply to the Subordinated Notes;

  •
  the currency in which payments will be made if other than U.S. dollars, and the manner of determining the equivalent of those amounts in U.S. dollars;

  •
  if payments may be made, at Duke Energy Carolinas' election or at the holder's election, in a currency other than that in which the Subordinated Notes are stated to be payable, then the currency in which those payments may be made, the terms and conditions of the election and the manner of determining those amounts;

  •
  the portion of the principal payable upon acceleration of maturity, if other than the entire principal;

  •
  whether the Subordinated Notes will be issuable as global securities and, if so, the securities depositary;

  •
  any changes in the events of default or covenants with respect to the Subordinated Notes;

  •
  any index or formula used for determining principal, premium or interest;

  •
  if the principal payable on the maturity date will not be determinable on one or more dates prior to the maturity date, the amount which will be deemed to be such principal amount or the manner of determining it;

  •
  the subordination of the Subordinated Notes to any other of Duke Energy Carolinas' indebtedness, including other series of Subordinated Notes;

  •
  any date or dates after which the holder may convert the Subordinated Notes into other securities of Duke Energy Carolinas and the terms for that conversion;

  •
  any date or dates upon which the Subordinated Notes will be mandatorily converted into other securities of Duke Energy Carolinas and the terms for that conversion;

  •
  any terms for the attachment to Subordinated Notes of rights to purchase or sell other securities of Duke Energy Carolinas; and

  •
  any other terms.

        Unless Duke Energy Carolinas states otherwise in the applicable prospectus supplement, Duke Energy Carolinas will issue the Subordinated Notes only in fully registered form without coupons, and there will be no service charge for any registration of transfer or exchange of the Subordinated Notes. Duke Energy Carolinas may, however, require payment to cover any tax or other governmental charge payable in connection with any transfer or exchange. Subject to the terms of the Subordinated Indenture and the limitations applicable to global securities, transfers and exchanges of the Subordinated Notes may be made at The Bank of New York Mellon Trust Company, N.A., 101 Barclay Street, New York, New York 10286 or at any other office maintained by Duke Energy Carolinas for such purpose.

        The Subordinated Notes will be issuable in denominations of $1,000 and any integral multiples of $1,000, unless Duke Energy Carolinas states otherwise in the applicable prospectus supplement.

        Duke Energy Carolinas may offer and sell the Subordinated Notes, including original issue discount Subordinated Notes, at a substantial discount below their principal amount. The applicable prospectus supplement will describe special United States federal income tax and any other considerations applicable to those securities. In addition, the applicable prospectus supplement may describe certain special United States federal income tax or other considerations, if any, applicable to any Subordinated Notes that are denominated in a currency other than U.S. dollars.

Global Securities

        Duke Energy Carolinas may issue some or all of the Subordinated Notes as book-entry securities. Any such book-entry securities will be represented by one or more fully registered global certificates. Duke Energy Carolinas will register each global security with or on behalf of a securities depositary identified in the applicable prospectus supplement. Each global security will be deposited with the securities depositary or its nominee or a custodian for the securities depositary.

        As long as the securities depositary or its nominee is the registered holder of a global security representing Subordinated Notes, that person will be considered the sole owner and holder of the global security and the Subordinated Notes it represents for all purposes. Except in limited circumstances, owners of beneficial interests in a global security:

  •
  may not have the global security or any Subordinated Notes it represents registered in their names;

  •
  may not receive or be entitled to receive physical delivery of certificated Subordinated Notes in exchange for the global security; and

  •
  will not be considered the owners or holders of the global security or any Subordinated Notes it represents for any purposes under the Subordinated Notes or the Subordinated Indenture.

        Duke Energy Carolinas will make all payments of principal and any premium and interest on a global security to the securities depositary or its nominee as the holder of the global security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

        Ownership of beneficial interests in a global security will be limited to institutions having accounts with the securities depositary or its nominee, which are called "participants" in this discussion, and to persons that hold beneficial interests through participants. When a global security representing Subordinated Notes is issued, the securities depositary will credit on its book-entry, registration and transfer system the principal amounts of Subordinated Notes the global security represents to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:

  •
  the securities depositary, with respect to participants' interests; and

  •
  any participant, with respect to interests the participant holds on behalf of other persons.

        Payments participants make to owners of beneficial interests held through those participants will be the responsibility of those participants. The securities depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global security. None of the following will have any responsibility or liability for any aspect of the securities depositary's or any participant's records relating to beneficial interests in a global security representing Subordinated Notes, for payments made on account of those beneficial interests or for maintaining, supervising or reviewing any records relating to those beneficial interests:

  •
  Duke Energy Carolinas;

  •
  the Subordinated Indenture Trustee; or

  •
  any agent of either of them.

Redemption

        Provisions relating to the redemption of Subordinated Notes will be set forth in the applicable prospectus supplement. Unless Duke Energy Carolinas states otherwise in the applicable prospectus supplement, Duke Energy Carolinas may redeem Subordinated Notes only upon notice mailed at least 30, but not more than 60 days before the date fixed for redemption.

        Duke Energy Carolinas will not be required to:

  •
  issue, register the transfer of, or exchange any Subordinated Notes of a series during the period beginning 15 days before the date the notice is mailed identifying the Subordinated Notes of that series that have been selected for redemption; or

  •
  register the transfer of or exchange any Subordinated Note of that series selected for redemption except the unredeemed portion of a Subordinated Note being partially redeemed.

Consolidation, Merger, Conveyance or Transfer

        The Subordinated Indenture provides that Duke Energy Carolinas may consolidate or merge with or into, or convey or transfer all or substantially all of its properties and assets to, another corporation or other entity. Any successor must, however, assume Duke Energy Carolinas' obligations under the Subordinated Indenture and the Subordinated Notes and Duke Energy Carolinas must deliver to the Subordinated Indenture Trustee a statement by certain of its officers and an opinion of counsel that affirm compliance with all conditions in the Subordinated Indenture relating to the transaction. When those conditions are satisfied, the successor will succeed to and be substituted for Duke Energy Carolinas under the Subordinated Indenture, and Duke Energy Carolinas will be relieved of its obligations under the Subordinated Indenture and any Subordinated Notes.

Modification; Waiver

        Duke Energy Carolinas may modify the Subordinated Indenture with the consent of the holders of a majority in principal amount of the outstanding Subordinated Notes of all series that are affected by the modification, voting as one class. The consent of the holder of each outstanding Subordinated Note affected is, however, required to:

  •
  change the maturity date of the principal or any installment of principal or interest on that Subordinated Note;

  •
  reduce the principal amount, the interest rate or any premium payable upon redemption of that Subordinated Note;

  •
  reduce the amount of principal due and payable upon acceleration of maturity;

  •
  change the currency of payment of principal, premium or interest on that Subordinated Note;

  •
  impair the right to institute suit to enforce any such payment on or after the maturity date or redemption date;

  •
  reduce the percentage in principal amount of Subordinated Notes of any series required to modify the Subordinated Indenture, waive compliance with certain restrictive provisions of the Subordinated Indenture or waive certain defaults; or

  •
  with certain exceptions, modify the provisions of the Subordinated Indenture governing modifications of the Subordinated Indenture or governing waiver of covenants or past defaults.

        In addition, Duke Energy Carolinas may modify the Subordinated Indenture for certain other purposes, without the consent of any holders of Subordinated Notes.

        The holders of a majority in principal amount of the outstanding Subordinated Notes of any series may waive, for that series, Duke Energy Carolinas' compliance with certain restrictive provisions of the Subordinated Indenture. The holders of a majority in principal amount of the outstanding Subordinated Notes of all series under the Subordinated Indenture with respect to which a default has occurred and is continuing, voting as one class, may waive that default for all those series, except a default in the payment of principal or any premium or interest on any Subordinated Note or a default with respect to a covenant or provision which cannot be modified without the consent of the holder of each outstanding Subordinated Note of the series affected.

        Duke Energy Carolinas may not amend the Subordinated Indenture to change the subordination of any outstanding Subordinated Notes without the consent of each holder of Senior Indebtedness that the amendment would adversely affect.

Events of Default

        The following are events of default under the Subordinated Indenture with respect to any series of Subordinated Notes, unless Duke Energy Carolinas states otherwise in the applicable prospectus supplement:

  •
  failure to pay principal of or any premium on any Subordinated Note of that series when due;

  •
  failure to pay when due any interest on any Subordinated Note of that series that continues for 60 days; for this purpose, the date on which interest is due is the date on which Duke Energy Carolinas is required to make payment following any deferral of interest payments by it under the terms of Subordinated Notes that permit such deferrals;

  •
  failure to make any sinking fund payment when required for any Subordinated Note of that series that continues for 60 days;

  •
  failure to perform any covenant in the Subordinated Indenture (other than a covenant expressly included solely for the benefit of other series) that continues for 90 days after the Subordinated

    Indenture Trustee or the holders of at least 33% of the outstanding Subordinated Notes of that series give Duke Energy Carolinas written notice of the default; and

  •
  certain bankruptcy, insolvency or reorganization events with respect to Duke Energy Carolinas.

        In the case of the fourth event of default listed above, the Subordinated Indenture Trustee may extend the grace period. In addition, if holders of a particular series have given a notice of default, then holders of at least the same percentage of Subordinated Notes of that series, together with the Subordinated Indenture Trustee, may also extend the grace period. The grace period will be automatically extended if Duke Energy Carolinas has initiated and is diligently pursuing corrective action.

        Duke Energy Carolinas may establish additional events of default for a particular series and, if established, any such events of default will be described in the applicable prospectus supplement.

        If an event of default with respect to Subordinated Notes of a series occurs and is continuing, then the Subordinated Indenture Trustee or the holders of at least 33% in principal amount of the outstanding Subordinated Notes of that series may declare the principal amount of all Subordinated Notes of that series to be immediately due and payable. However, that event of default will be considered waived at any time after the declaration but before a judgment for payment of the money due has been obtained if:

  •
  Duke Energy Carolinas has paid or deposited with the Subordinated Indenture Trustee all overdue interest, the principal and any premium due otherwise than by the declaration and any interest on such amounts, and any interest on overdue interest, to the extent legally permitted, in each case with respect to that series, and all amounts due to the Subordinated Indenture Trustee; and

  •
  all events of default with respect to that series, other than the nonpayment of the principal that became due solely by virtue of the declaration, have been cured or waived.

        The Subordinated Indenture Trustee is under no obligation to exercise any of its rights or powers at the request or direction of any holders of Subordinated Notes unless those holders have offered the Subordinated Indenture Trustee security or indemnity against the costs, expenses and liabilities that it might incur as a result. The holders of a majority in principal amount of the outstanding Subordinated Notes of any series have, with certain exceptions, the right to direct the time, method and place of conducting any proceedings for any remedy available to the Subordinated Indenture Trustee or the exercise of any power of the Subordinated Indenture Trustee with respect to those Subordinated Notes. The Subordinated Indenture Trustee may withhold notice of any default, except a default in the payment of principal or interest, from the holders of any series if the Subordinated Indenture Trustee in good faith considers it in the interest of the holders to do so.

        The holder of any Subordinated Note will have an absolute and unconditional right to receive payment of the principal, any premium and, within certain limitations, any interest on that Subordinated Note on its maturity date or redemption date and to enforce those payments.

        Duke Energy Carolinas is required to furnish each year to the Subordinated Indenture Trustee a statement by certain of its officers to the effect that it is not in default under the Subordinated Indenture or, if there has been a default, specifying the default and its status.

Payments; Paying Agent

        The paying agent will pay the principal of any Subordinated Notes only if those Subordinated Notes are surrendered to it. The paying agent will pay interest on Subordinated Notes issued as global securities by wire transfer to the holder of those global securities. Unless Duke Energy Carolinas states otherwise in the applicable prospectus supplement, the paying agent will pay interest on Subordinated Notes that are not in global form at its office or, at Duke Energy Carolinas' option:

  •
  by wire transfer to an account at a banking institution in the United States that is designated in writing to the Subordinated Indenture Trustee at least 16 days prior to the date of payment by the person entitled to that interest; or

  •
  by check mailed to the address of the person entitled to that interest as that address appears in the security register for those Subordinated Notes.

        Unless Duke Energy Carolinas states otherwise in the applicable prospectus supplement, the Subordinated Indenture Trustee will act as paying agent for that series of Subordinated Notes, and the principal corporate trust office of the Subordinated Indenture Trustee will be the office through which the paying agent acts. Duke Energy Carolinas may, however, change or add paying agents or approve a change in the office through which a paying agent acts.

        Any money that Duke Energy Carolinas has paid to a paying agent for principal or interest on any Subordinated Notes that remains unclaimed at the end of two years after that principal or interest has become due will be repaid to Duke Energy Carolinas at its request. After repayment to Duke Energy Carolinas, holders should look only to Duke Energy Carolinas for those payments.

Satisfaction and Discharge; Defeasance and Covenant Defeasance

        Upon the written request of Duke Energy Carolinas, the Subordinated Indenture shall be satisfied and discharged (except as to certain surviving rights and obligations specified in the Subordinated Indenture) when:

  •
  either all Subordinated Notes have been delivered to the Subordinated Indenture Trustee for cancellation or all Subordinated Notes not delivered to the Subordinated Indenture Trustee for cancellation are due and payable within one year (at maturity or due to redemption) and Duke Energy Carolinas has deposited with the Subordinated Indenture Trustee money or government obligations sufficient to pay and discharge such Subordinated Notes to the applicable maturity or redemption date (including principal, any premium and interest thereon);

  •
  Duke Energy Carolinas has paid or caused to be paid all other sums payable under the Subordinated Indenture by Duke Energy Carolinas; and

  •
  Duke Energy Carolinas has delivered to the Subordinated Indenture Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent relating to the satisfaction and discharge of the Subordinated Indenture have been complied with.

        The Subordinated Indenture provides that Duke Energy Carolinas may be:

  •
  discharged from its obligations, with certain limited exceptions, with respect to any series of Subordinated Notes, as described in the Subordinated Indenture, such a discharge being called a "defeasance" in this prospectus; and

  •
  released from its obligations under certain restrictive covenants especially established with respect to a series of Subordinated Notes, as described in the Subordinated Indenture, such a release being called a "covenant defeasance" in this prospectus.

        Duke Energy Carolinas must satisfy certain conditions to effect a defeasance or covenant defeasance. Those conditions include the irrevocable deposit with the Subordinated Indenture Trustee, in trust, of money or government obligations which through their scheduled payments of principal and interest would provide sufficient money to pay the principal and any premium and interest on those Subordinated Notes on the maturity dates of those payments or upon redemption. Following a defeasance, payment of the Subordinated Notes defeased may not be accelerated because of an event of default under the Subordinated Indenture.

        Under current United States federal income tax laws, a defeasance would be treated as an exchange of the relevant Subordinated Notes in which holders of those Subordinated Notes might recognize gain or loss. In addition, the amount, timing and character of amounts that holders would thereafter be required to include in income might be different from that which would be includible in the absence of that defeasance. Duke Energy Carolinas urges investors to consult their own tax advisors as to the specific consequences of a defeasance, including the applicability and effect of tax laws other than United States federal income tax laws.

Subordination

        Each series of Subordinated Notes will be subordinate and junior in right of payment, to the extent set forth in the Subordinated Indenture, to all Senior Indebtedness as defined below. If:

  •
  Duke Energy Carolinas makes a payment or distribution of any of its assets to creditors upon its dissolution, winding-up, liquidation or reorganization, whether in bankruptcy, insolvency or otherwise;

  •
  a default beyond any grace period has occurred and is continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any Senior Indebtedness; or

  •
  the maturity of any Senior Indebtedness has been accelerated because of a default on that Senior Indebtedness,

then the holders of Senior Indebtedness generally will have the right to receive payment, in the case of the first instance, of all amounts due or to become due upon that Senior Indebtedness, and, in the case of the second and third instances, of all amounts due on the Senior Indebtedness, or Duke Energy Carolinas will make provision for those payments, before the holders of any Subordinated Notes have the right to receive any payments of principal or interest on their Subordinated Notes.

        "Senior Indebtedness" means, with respect to any series of Subordinated Notes, the principal, premium, interest and any other payment in respect of any of the following:

  •
  all of Duke Energy Carolinas' indebtedness that is evidenced by notes, debentures, bonds or other securities Duke Energy Carolinas sells for money or other obligations for money borrowed;

  •
  all indebtedness of others of the kinds described in the preceding category which Duke Energy Carolinas has assumed or guaranteed or which Duke Energy Carolinas has in effect guaranteed through an agreement to purchase, contingent or otherwise; and

  •
  all renewals, extensions or refundings of indebtedness of the kinds described in either of the preceding two categories.

        Any such indebtedness, renewal, extension or refunding, however, will not be Senior Indebtedness if the instrument creating or evidencing it or the assumption or guarantee of it provides that it is not superior in right of payment to or is equal in right of payment with those Subordinated Notes. Senior Indebtedness will be entitled to the benefits of the subordination provisions in the Subordinated Indenture irrespective of the amendment, modification or waiver of any term of the Senior Indebtedness.

        Future series of Subordinated Notes that are not Subordinated Notes may rank senior to outstanding series of Subordinated Notes and would constitute Senior Indebtedness with respect to those series.

        The Subordinated Indenture does not limit the amount of Senior Indebtedness that Duke Energy Carolinas may issue. As of June 30, 2010, Duke Energy Carolinas' Senior Indebtedness totaled approximately $7.6 billion.

Concerning the Subordinated Indenture Trustee

        The Bank of New York Mellon Trust Company, N.A. is the Subordinated Indenture Trustee and is also the Senior Indenture Trustee, and is the trustee under Duke Energy Carolinas' First and Refunding Mortgage. Duke Energy Carolinas and certain of its affiliates have banking relationships with The Bank of New York Mellon Trust Company, N.A. The Bank of New York Mellon Trust Company, N.A. or its affiliate also serve as trustee or agent under other indentures and agreements pursuant to which securities of Duke Energy Carolinas and of certain of its affiliates are outstanding.

        The Subordinated Indenture Trustee will perform only those duties that are specifically set forth in the Subordinated Indenture unless an event of default under the Subordinated Indenture occurs and is continuing. In case an event of default occurs and is continuing, the Subordinated Indenture Trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Upon any application by Duke Energy Carolinas to the Subordinated Indenture Trustee to take any action under any provision of the Indenture, Duke Energy Carolinas is required to furnish to the Subordinated Indenture Trustee such certificates and opinions as may be required under the Trust Indenture Act of 1939, as amended.

DESCRIPTION OF THE FIRST AND REFUNDING MORTGAGE BONDS

        Duke Energy Carolinas will issue the First and Refunding Mortgage Bonds in one or more series under its First and Refunding Mortgage, dated as of December 1, 1927, to The Bank of New York Mellon Trust Company, N.A., as Trustee, as supplemented and amended from time to time. The First and Refunding Mortgage is sometimes called the "Mortgage" and the First and Refunding Mortgage Bonds are sometimes called the "Bonds" in this prospectus. The trustee under the Mortgage is sometimes called the "Bond Trustee" in this prospectus. The Mortgage, including material supplements and amendments thereto, is an exhibit to the registration statement, of which this prospectus is a part.

        The following description of the Bonds is only a summary and is not intended to be comprehensive. For additional information you should refer to the Mortgage.

General

        The amount of Bonds that Duke Energy Carolinas may issue under the Mortgage is unlimited. Duke Energy Carolinas' Board of Directors will determine the terms of each series of Bonds, including denominations, maturity, interest rate and payment terms and whether the series will have redemption or sinking fund provisions or will be convertible into other securities of Duke Energy Carolinas. The Bonds may also be issued as part of the medium term note series established under the Mortgage. Duke Energy Carolinas may at any time deliver executed Bonds to the Bond Trustee for authentication, and the Bond Trustee shall authenticate such Bonds upon the written order of Duke Energy Carolinas and satisfaction of certain other conditions set forth in the Mortgage.

        Unless Duke Energy Carolinas states otherwise in the applicable prospectus supplement, Duke Energy Carolinas will issue the Bonds only in fully registered form without coupons and there will be no service charge for any transfers and exchanges of the Bonds. Duke Energy Carolinas may, however, require payment to cover any stamp tax or other governmental charge payable in connection with any transfer or exchange. Transfers and exchanges of the Bonds may be made at The Bank of New York Mellon Trust Company, N.A., 101 Barclay Street, New York, New York 10286 or at any other office maintained by Duke Energy Carolinas for such purpose.

        The Bonds will be issuable in denominations of $1,000 and multiples of $1,000, unless Duke Energy Carolinas states otherwise in the applicable prospectus supplement. The Bonds may be exchangeable for an equivalent principal amount of Bonds of other authorized denominations of the same series.

        The prospectus supplement for a particular series of Bonds will describe the maturity, interest rate and payment terms of those Bonds and any relevant redemption or sinking fund provisions.

Security

        The Mortgage creates a continuing lien to secure the payment of principal and interest on the Bonds. All the Bonds are equally and ratably secured without preference, priority or distinction. With some exceptions, the lien of the Mortgage covers substantially all of Duke Energy Carolinas' properties, real, personal and mixed, and Duke Energy Carolinas' franchises, including properties acquired after the date of the Mortgage and the date hereof. Those exceptions include cash, accounts receivable, inventories of materials and supplies, merchandise held for sale, securities that Duke Energy Carolinas holds, after-acquired property not useful in Duke Energy Carolinas' electric business and after-acquired franchises not useful for the properties subject to the lien of the Mortgage.

        We have not made any appraisal of the value of the properties subject to the lien of the Mortgage. The value of the properties in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. In the event of liquidation, if the proceeds were not sufficient to repay amounts under all of the Bonds then outstanding, then holders of the Bonds, to the extent not repaid from the proceeds of the sale of the collateral, would only have an unsecured claim against our remaining assets. As of June 30, 2010, we had total senior secured indebtedness of approximately $4.8 billion and total senior unsecured indebtedness of approximately $2.8 billion.

        The lien of the Mortgage is subject to certain permitted liens and to liens that exist upon properties that Duke Energy Carolinas acquired after it entered into the Mortgage to the extent of the amounts of prior lien bonds secured by those properties (not, however, exceeding 75% of the cost or value of those properties) and additions to those properties. "Prior lien bonds" are bonds or other indebtedness that are secured at the time of acquisition by a lien upon property that Duke Energy Carolinas acquires after the date of the Mortgage that becomes subject to the lien of the Mortgage.

Issuance of Additional Bonds

        If Duke Energy Carolinas satisfies the conditions in the Mortgage, the Bond Trustee may authenticate and deliver additional Bonds in an aggregate principal amount not exceeding:

  •
  the amount of cash that Duke Energy Carolinas has deposited with the Bond Trustee for that purpose (not to exceed $5,000,000 at any one time);

  •
  the amount of previously authenticated and delivered Bonds or refundable prior lien bonds that have been or are to be retired which, with some exceptions, Duke Energy Carolinas has deposited with the Bond Trustee for that purpose; or

  •
  66 2/3% of the aggregate of the net amounts of additional property (electric) certified to the Bond Trustee after February 18, 1949.

        The Bond Trustee may not authenticate and deliver any additional Bonds under the Mortgage, other than some types of refunding Bonds, unless Duke Energy Carolinas' available net earnings for twelve consecutive calendar months within the immediately preceding fifteen calendar months have been at least twice the amount of the annual interest charges on all Bonds outstanding under the Mortgage, including the Bonds proposed to be issued, and on all outstanding prior lien bonds that the Bond Trustee does not hold under the Mortgage.

        Duke Energy Carolinas may not apply to the Bond Trustee to authenticate and deliver any Bonds (1) in an aggregate principal amount exceeding $26,000,000 on the basis of additional property (electric) that Duke Energy Carolinas acquired or constructed prior to January 1, 1949 or (2) on the basis of Bonds or prior lien bonds paid, purchased or redeemed prior to February 1, 1949. Duke Energy Carolinas may not certify any additional property (electric) which is subject to the lien of any prior lien bonds for the purpose of establishing those prior lien bonds as refundable if the aggregate principal amount of those prior lien bonds exceeds 66 2/3% of the net amount of the additional property that is subject to the lien of such prior lien bonds.

Release Provisions

        The Mortgage permits Duke Energy Carolinas to dispose of certain property and to take other actions without the Bond Trustee releasing that property. The Mortgage also permits the release of mortgaged property if Duke Energy Carolinas deposits cash or other consideration equal to the value of the mortgaged property to be released. In certain events and within certain limitations, the Bond Trustee is required to pay out cash that the Bond Trustee receives—other than for the Replacement Fund or as the basis for issuing Bonds—upon Duke Energy Carolinas' application.

        Duke Energy Carolinas may withdraw cash that it deposited with the Bond Trustee as the basis for issuing Bonds in an amount equal to the principal amount of any Bonds that it is entitled to have authenticated and delivered on the basis of additional property (electric), on the basis of Bonds previously authenticated and delivered or on the basis of refundable prior lien bonds.

Replacement Fund

        The Mortgage requires Duke Energy Carolinas to deposit with the Bond Trustee annually, for the Replacement Fund established under the Mortgage, the sum of the "replacement requirements" for all years beginning with 1949 and ending with the last calendar year preceding the deposit date, less certain deductions. Those deductions are (1) the aggregate original cost of all fixed property (electric) retired during that time period, not exceeding the aggregate of the gross amounts of additional property (electric) that Duke Energy Carolinas acquired or constructed during the same period, and (2) the aggregate amount of cash that Duke Energy Carolinas deposited with the Bond Trustee up to that time, or that Duke Energy Carolinas would have been required to deposit except for permitted reductions, under the Replacement Fund.

        The "replacement requirement" for any year is 2 1/2% of the average "amount of depreciable fixed property" (electric) owned by Duke Energy Carolinas at the beginning and end of that year, not exceeding, however, the amount Duke Energy Carolinas is permitted to charge as an operating expense for depreciation or retirement by any governmental authority, or the amount deductible as depreciation or similar expense for federal income tax purposes. The "amount of depreciable fixed property" (electric) is the amount by which the sum of $192,913,385 plus the aggregate gross amount of all depreciable additional property (electric) that Duke Energy Carolinas acquired or constructed from January 1, 1949 to the date as of which such amount is determined exceeds the original cost of all of Duke Energy Carolinas' depreciable fixed property (electric) retired during that period or released from the lien of the Mortgage.

        Duke Energy Carolinas may reduce the amount of cash at any time required to be deposited in the Replacement Fund and may withdraw any cash that it previously deposited that is held in the Replacement Fund:

  •
  in an amount equal to 150% of the principal amount of Bonds previously authenticated and delivered under the Mortgage, or refundable prior lien bonds, deposited with the Bond Trustee and on the basis of which Duke Energy Carolinas would otherwise have been entitled to have additional Bonds authenticated and delivered; and

  •
  in an amount equal to 150% of the principal amount of Bonds which Duke Energy Carolinas would otherwise be entitled to have authenticated and delivered on the basis of additional property (electric).

        Upon Duke Energy Carolinas' application, the Bond Trustee will apply cash that Duke Energy Carolinas deposited in the Replacement Fund and has not previously withdrawn to the payment, purchase or redemption of Bonds issued under the Mortgage or to the purchase of refundable prior lien bonds.

        Duke Energy Carolinas has never deposited any cash with the Bond Trustee for the Replacement Fund. If Duke Energy Carolinas deposits any cash in the future, it has agreed not to apply that cash to the redemption of the Bonds as long as any Bonds then outstanding remain outstanding.

Amendments of the Mortgage

        Duke Energy Carolinas may amend the Mortgage with the consent of the holders of 66 2/3% in principal amount of the Bonds, except that no such amendment may:

  •
  affect the terms of payment of principal at maturity or of interest or premium on any Bond;

  •
  affect the rights of Bondholders to sue to enforce any such payment at maturity; or

  •
  reduce the percentage of Bonds required to consent to an amendment.

        No amendment may affect the rights under the Mortgage of the holders of less than all of the series of Bonds outstanding unless the holders of 66 2/3% in principal amount of the Bonds of each series affected consent to the amendment.

        The covenants included in the supplemental indenture for any series of Bonds to be issued will be solely for the benefit of the holders of those Bonds. Duke Energy Carolinas may modify any such covenant only with the consent of the holders of 66 2/3% in principal amount of those Bonds outstanding, without the consent of Bondholders of any other series.

Events of Default

        The Bond Trustee may, and at the written request of the holders of a majority in principal amount of the outstanding Bonds will, declare the principal of all outstanding Bonds due when any event of default under the Mortgage occurs. The holders of a majority in principal amount of the outstanding Bonds may, however, waive the default and rescind the declaration if Duke Energy Carolinas cures the default. The Bond Trustee may, and upon the written request of the holders of more than 75% in principal amount of the Bonds then outstanding (including, if more than one series of Bonds is outstanding, the holders of at least a majority in principal amount of the Bonds of each such series) shall, waive any default under the Mortgage, except a default in the payment of the principal of or interest on any of the Bonds or of any sinking fund payment when due and payable.

        Events of default under the Mortgage include:

  •
  default in the payment of principal;

  •
  default for 60 days in the payment of interest;

  •
  default in the payment of principal of any prior lien bond not pledged with the Trustee;

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  default in the performance of any other covenant in the Mortgage continuing for 60 days after the Bond Trustee or the holders of not less than 10% in principal amount of the Bonds then outstanding give notice of the default;

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  Duke Energy Carolinas is adjudicated insolvent or bankrupt by decree of a court or a receiver is appointed of all or any substantial part of the mortgaged property in an insolvency or bankruptcy proceeding and the order or decree remains unstayed and in effect for 60 days; and

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  Duke Energy Carolinas files a petition in voluntary bankruptcy, makes an assignment for the benefit of creditors or consents to the appointment of a receiver of all or any substantial part of the mortgaged property or to any adjudication of insolvency or bankruptcy.

        Duke Energy Carolinas provides a statement by its officers each year to the Bond Trustee stating whether it has complied with the covenants of the Mortgage. The Bond Trustee is generally required to provide notice to holders of the Bonds of events of default under the Mortgage known to the Bond Trustee (within certain timetables), but except in the case of default in the payment of the principal or interest on any of the Bonds, or in the payment or satisfaction of any sinking, purchase or replacement fund obligations, the Bond Trustee shall be protected in withholding such notice if the board of directors, the executive committee or a trust committee of directors and/or responsible officers of the Bond Trustee in good faith determine that the withholding of such notice is in the interests of the bondholders.

Satisfaction and Discharge

        Upon the request of Duke Energy Carolinas, all mortgaged property shall revert to Duke Energy Carolinas, the Mortgage shall be satisfied, and the lien of the Mortgage cancelled and discharged when Duke Energy Carolinas shall:

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  pay, or provide for the payment by depositing sufficient cash with the Bond Trustee for, the principal of and interest on all outstanding Bonds and coupons therefor to maturity or upon redemption (with evidence of the notice of redemption provided to the Bond Trustee); and/or

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  surrender to the Bond Trustee for cancellation all the Bonds and coupons for which payment is not provided; and

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  Duke Energy Carolinas has paid or caused to be paid all other sums payable under the Mortgage by Duke Energy Carolinas and performed all covenants and conditions under the Mortgage.

Concerning the Bond Trustee

        The Bank of New York Mellon Trust Company, N.A., is the Bond Trustee and is the Senior Indenture Trustee and the Subordinated Indenture Trustee. Duke Energy Carolinas and some of its affiliates have banking relationships with The Bank of New York Mellon Trust Company. The Bank of New York Mellon Trust Company, N.A. or its affiliate also serve as trustee or agent under other indentures and agreements pursuant to which securities of Duke Energy Carolinas and of some of its affiliates are outstanding.

        The Bond Trustee is under no obligation to exercise any of its powers at the request of any of the holders of the Bonds unless those Bondholders have offered to the Bond Trustee security or indemnity satisfactory to it against the cost, expenses and liabilities it might incur as a result. The holders of a majority in principal amount of the Bonds outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Bond Trustee, or the exercise of any trust or power of the Bond Trustee. The Bond Trustee will not be liable for any action that it takes or omits to take in good faith in accordance with any such direction.

        Upon application by Duke Energy Carolinas to the Bond Trustee to take action under the Mortgage, Duke Energy is required to furnish to the Bond Trustee evidence of compliance with conditions precedent to such actions, including an officers' certificate and an opinion of counsel. In connection with the authentication and delivery of Bonds that require, as a condition precedent, a showing as to Duke Energy Carolinas' net earnings, accountant certificates or opinions may be required, and in connection with the release of certain property or securities from the lien of the Mortgage, certificates of engineers, appraisers or other experts may be required.

PLAN OF DISTRIBUTION

        We may sell securities to one or more underwriters or dealers for public offering and sale by them, or we may sell the securities to investors directly or through agents. The prospectus supplement relating to the securities being offered will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

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  the name or names of any underwriters;

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  the purchase price of the securities and the proceeds to us from the sale;

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  any underwriting discounts and other items constituting underwriters' compensation;

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  any public offering price;

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  any discounts or concessions allowed or reallowed or paid to dealers; and

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  any securities exchange or market on which the securities may be listed.

        Only those underwriters identified in the prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.

        We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies. We may sell securities through forward contracts or similar arrangements. In connection with the sale of securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

        We may sell the securities directly or through agents we designate from time to time. Any agent involved in the offer or sale of the securities covered by this prospectus will be named in a prospectus supplement relating to such securities. Commissions payable by us to agents will be set forth in a prospectus supplement relating to the securities being offered. Unless otherwise indicated in a prospectus supplement, any such agents will be acting on a best-efforts basis for the period of their appointment.

        Some of the underwriters, dealers or agents and some of their affiliates who participate in the securities distribution may engage in other transactions with, and perform other services for, us and our subsidiaries or affiliates in the ordinary course of business.

        Any underwriting or other compensation which we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Underwriters, and their controlling persons, and agents may be entitled, under agreements we enter into with them, to indemnification against certain civil liabilities, including liabilities under the Securities Act of 1933.

EXPERTS

        The consolidated financial statements and the related financial statement schedule, incorporated in this prospectus by reference from Duke Energy Carolinas' Annual Report on Form 10-K for the year ended December 31, 2009, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

VALIDITY OF THE SECURITIES

        Robert T. Lucas III, Esq., who is our Associate General Counsel and Assistant Secretary, and/or counsel named in the applicable prospectus supplement, will issue an opinion about the validity of the securities we are offering in the applicable prospectus supplement. Counsel named in the applicable prospectus supplement will pass upon certain legal matters on behalf of any underwriters.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, file annual, quarterly and current reports and other information with the Securities and Exchange Commission, or the SEC. Such reports and other information can be inspected and copied at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates from the Public Reference Section of the SEC at its Washington, D.C. address. Please call the SEC at 1-800-SEC-0330 for further information. Our filings, as well as additional information about us, are also available to the public through Duke Energy's web site at http://www.duke-energy.com and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. The information on our website is not a part of this prospectus. Our filings are also available to the public through the SEC web site at http://www.sec.gov.

        The SEC allows us to "incorporate by reference" into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents incorporated in the prospectus at the time the registration statement became effective and all later documents filed with the SEC, in all cases as updated and superseded by later filings with the SEC. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the offering is completed.

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  Annual Report on Form 10-K for the year ended December 31, 2009;

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  Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2010, and June 30, 2010; and

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  Current reports on Form 8-K filed March 12, 2010; April 12, 2010; and June 7, 2010.

        We will provide without charge a copy of these filings, other than any exhibits unless the exhibits are specifically incorporated by reference into this prospectus. You may request a copy by writing us at the following address or telephoning one of the following numbers:

Investor Relations Department
Duke Energy Carolinas, LLC
P.O. Box 1005
Charlotte, North Carolina 28201
(704) 382-3853 or (800) 488-3853 (toll-free)

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the securities described in this prospectus in any state where the offer or sale is not permitted. You should assume that the information contained in the prospectus is accurate only as of its date. Our business, financial condition, results of operations and prospects may have changed since that date.